Exhibit 3

BIRCH MOUNTAIN RESOURCES LTD.
6.0% CONVERTIBLE UNSECURED SUBORDINATED DEBENTURES DUE 2011

INDENTURE
DATED AS OF DECEMBER 6, 2006

COMPUTERSHARE TRUST COMPANY OF CANADA,
AS TRUSTEE

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     THIS INDENTURE dated as of December 6, 2006 is between Birch Mountain Resources Ltd., a corporation duly organized under the laws of the Province of Alberta (the “Company”), and Computershare Trust Company of Canada, a trust company organized and existing under the laws of Canada, as Trustee (the “Trustee”).
     In consideration of the purchase of the Securities (as defined herein) by the Holders thereof, both parties agree as follows for the benefit of the other and for the equal and ratable benefit of the Holders of the Company’s 6.0% Convertible Unsecured Subordinated Debentures Due 2011.
ARTICLE I
DEFINITIONS AND INCORPORATION BY REFERENCE
1.1	Definitions.
     “Affiliate” when used to indicate a relationship with a person or company, has the same meaning as set forth in the Securities Act (Alberta).
     “Agent” means any Registrar, Paying Agent or Conversion Agent.
     “Applicable Securities Legislation” means applicable securities laws (including rules, regulations, policies and instruments enacted thereunder) in each of the Provinces of Canada.
     “Beneficial Ownership” has the same meaning as set forth in the Securities Act (Alberta).
     “Board of Directors” means either the board of directors of the Company or any committee of the Board of Directors authorized to act for it with respect to this Indenture.
     “Business Day” means any day other than a Saturday, Sunday or statutory holiday in, or a day when banks are closed in, Calgary, Alberta or Toronto, Ontario.
     “Canadian GAAP” means generally accepted accounting principles in Canada as in effect from time to time, including those set out in the Handbook of the Canadian Institute of Chartered Accountants.
     “Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, but excluding any debt securities convertible into such equity.
     “Cash” or “cash” means such coin or currency of Canada as at any time of payment is legal tender for the payment of public and private debts.
     “Change of Control” means (i) the acquisition by any Person of Beneficial Ownership, directly or indirectly, through a purchase, merger (except as set forth in clause (ii) below) or other acquisition transaction or series of transactions, of Shares entitling that person to exercise more than 50% of the total voting power of all Shares entitled to vote generally in elections of directors, other than any acquisition by the Company, any of its subsidiaries or any of its employee benefit plans; or (ii) the Company’s amalgamation, consolidation or merger with or into any other Person, any merger of another person into the Company, or any conveyance, transfer, sale, lease or other disposition of all or substantially all of the Company’s and the Company’s Subsidiaries’ properties and assets, taken as a whole, to another person, other than any transaction pursuant to which holders of Shares immediately prior to the transaction are entitled to exercise, directly or indirectly, more than 50% of the total voting power of all shares entitled to vote generally in elections of directors of the continuing or surviving Person immediately after the transaction. Notwithstanding anything to the contrary set forth herein, a Change of Control will be deemed not to have occurred if at least 90% of the consideration for the Shares (excluding cash payments for fractional Shares and cash payments made in respect of dissenters’ appraisal rights) in the transaction or transactions constituting the Change of Control consists of common shares traded on the TSX, a U.S. national securities exchange or quoted on the NASDAQ National Market, or which will be so traded or quoted when issued or exchanged in connection with the Change of Control, and as a result of such transaction or transactions the Securities become convertible solely into such shares; provided, however, that if, prior to the date that is five years plus one day from the last Original Issue Date, Holders would otherwise be entitled to receive, upon conversion of the Securities, any Ineligible Consideration, such Holders shall not be entitled to receive such Ineligible Consideration but the Company or the successor or acquiror, as the case may be, shall have the right (at the sole option of the Company or the successor or acquiror, as the case may be) to deliver either such Ineligible Consideration or “prescribed securities” for the purposes of clause 212(1)(b)(vii)(E) of the Tax Act (or any successor provision) with a market value equal to the market value of such Ineligible Consideration.
     “Change of Control Effective Date” means the date on which any Change of Control becomes effective.
     “Change of Control Purchase Price” of any Security, means 100% of the principal amount of the Security to be purchased plus accrued and unpaid interest, if any, to, but excluding, the Change of Control Purchase Date.
     “Closing Price” of the Shares on any Trading Day means the reported last sale price per Share (or, if no last sale price is reported, the average of the last bid and ask prices per Share) on such date reported by the TSXV or the TSX, if the Shares are then listed on the TSX, or if the Shares are not listed on the TSXV or the TSX, as reported or quoted by the principal securities exchange or market on which the Shares are listed or quoted or if no such prices are available, the “Closing Price” per Share shall be the fair value of a Share as reasonably determined by the Board of Directors (which determination shall be conclusive and shall be evidenced by an Officer’s Certificate delivered to the Trustee).
     “Company” means the party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Company.
     “Conversion Rate” means the rate at which Shares shall be delivered upon conversion, which rate shall be on the basis of $3.30 per Share, being a ratio of approximately 303.03 Shares for each $1,000 principal amount of Securities, as adjusted from time to time pursuant to the provisions of this Indenture.

     “Corporate Trust Office” means the office of the Trustee at which at any particular time the trust created by this Indenture shall be administered, which office at the date of the execution of this Indenture is located at 710, 530 — 8th Avenue S.W., Calgary, Alberta, T2P 3S8; Attention: Manager, Corporate Trust Department, or at any other time at such other address as the Trustee may designate from time to time by notice to the Holders and the Company.
     “Current Market Price” means the volume weighted average trading price of the Shares on the TSXV or the TSX, if the Shares are then listed on the TSX, for each of the 20 consecutive Trading Days ending on the fifth Trading Day preceding the Redemption Date, Change of Control Purchase Date or Final Maturity Date, as the case may be, appropriately adjusted to take into account the occurrence, during the period commencing on the first of such Trading Days during such 20 Trading Day period and ending on such Redemption Date, Change of Control Purchase Date or Final Maturity Date, of any events that would result in an adjustment of the Conversion Rate with respect to the Shares, provided if the Shares are not listed on the TSXV or the TSX, as the case may be, reference shall be made for the purpose of the above calculation to the principal securities exchange or market on which the Shares are listed or quoted or if no such prices are available “Current Market Price” shall be the fair value of a Share as reasonably determined by the Board of Directors (which determination shall be evidenced by an Officer’s Certificate delivered to the Trustee).
     “Default” means, when used with respect to the Securities, any event that is or, after notice or passage of time, or both, would be, an Event of Default.
     “Environmental Laws” means all federal, provincial, state, municipal, county, local and other laws, statutes, codes, ordinances, by-laws, rules, regulations, policies, guidelines, certificates, approvals, permits, consents, directions, standards, judgments, orders and other authorizations, as well as common law, civil and other jurisprudence or authority, in each case domestic or foreign, having the force of law at any time relating in whole or in part to any Environmental Matters and any permit, order, direction, certificate, approval, consent, registration, licence or other authorization of any kind held or required to be held in connection with any Environmental Matters.
     “Environmental Matters” means: (a) condition or substance, heat, energy, sound, vibration, radiation or odour that may affect any component of the earth and its surrounding atmosphere or affect human health or any plant, animal or other living organism; and (b) any waste, toxic substance, containment or dangerous good or the deposit, release or discharge of any thereof into any component of the earth and its surrounding atmosphere.
     “Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.
     “Final Maturity Date” means December 31, 2011.
     “Holder” or “Holder of a Security” means the person in whose name a Security is registered on the Registrar’s books.
     “Indenture” means this Indenture as amended or supplemented from time to time pursuant to the terms of this Indenture.

     “Indenture Legislation” means the provisions, if any, of any statute of Canada or a province thereof, and the respective regulations thereunder, relating to trust indentures and/or to the rights, duties and obligations of trustees under trust indentures and of companies issuing debt obligations under trust indentures, to the extent that such provisions are at the time in force and applicable to this Indenture.
     “Ineligible Consideration” means any property (including cash) or securities that would not constitute “prescribed securities” for the purposes of clause 212(1)(b)(vii)(E) of the Tax Act (or any successor provision) which a Holder would otherwise be entitled to receive.
     “Interest Obligation” means the obligation of the Company to pay interest on the Securities, as and when the same becomes due.
     “Interest Payment Date” means June 30 and December 31 of each year, commencing June 30, 2007.
     “Officer” means the Chairman or any Co-Chairman of the Board of Directors, any Vice Chairman of the Board of Directors, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Chief Legal Officer, the Controller, the Secretary, any Assistant Controller or any Assistant Secretary of the Company.
     “Officers’ Certificate” means a certificate signed on behalf of the Company by two Officers; provided, however, that for purposes of Sections 4.9 and 6.3, “Officers’ Certificate” means a certificate signed by (a) the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer or the Chief Legal Officer of the Company, and (b) one other Officer.
     “Opinion of Counsel” means a written opinion from legal counsel reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.
     “Original Issue Date” means the date on which the Security was originally issued.
     “Person” or “person” means any individual, partnership, limited partnership, association, body corporate, trust, trustee, executor, administrator, legal representative, government, regulatory authority, or other entity or any syndicate or group that would be deemed to be a “person” under the Securities Act (Alberta).
     “Prospectus” means the final short form prospectus of the Company dated November 28, 2006 relating to the offering of Securities in certain provinces of Canada, in the English language, as it may be amended.
“Public Acquiror Change of Control” means any event constituting a Change of Control that would otherwise require the Company to make a Change of Control Purchase Offer in accordance with Section 3.8, where either (a) the acquiror or (b) if not the acquiror, a direct or indirect Majority-owned subsidiary of the acquiror or (c) if not the acquiror or any direct or indirect Majority-owned subsidiary of the acquiror, a corporation by which the acquiror is directly or indirectly Majority-owned, has a class of common shares traded on the TSX, a U.S. national securities exchange or quoted on the NASDAQ National Market or which will be so traded or quoted when issued or exchanged in connection with such Change of Control, and the acquiror has designated such common shares to serve as the public acquiror shares in the transaction. “Majority-owned” for the purposes of this definition means having Beneficial Ownership of more than 50% of the total voting power of the respective Person’s Voting Stock.
     “Public Acquiror Shares” means the class of common shares of an entity referred to in section (a), (b), or (c) of the first sentence of the definition of Public Acquiror Change of Control that has been designated to serve as the public acquiror common shares in the transaction.
     “Regular Record Date” means, with respect to each Interest Payment Date, the June 15 or December 15 (or on the next Business Day, if such date is not a Business Day), as the case may be, next preceding such Interest Payment Date.
     “Regulation S” means Regulation S under the Securities Act.
     “Restricted Security” means a Security required to bear the restricted legend set forth in the form of Security annexed as Exhibit A.
     “Rule 144” means Rule 144 under the Securities Act or any successor to such Rule. “Rule 144A” means Rule 144A under the Securities Act or any successor to such Rule.
     “SEC” means the United States Securities and Exchange Commission.
     “Securities” means the up to $34,500,000 aggregate principal amount of 6.0% Convertible Unsecured Subordinated Debentures due 2011, or any of them (each a “Security”), as amended or supplemented from time to time, that are issued under this Indenture.
     “Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.
     “Senior Creditor” means a holder or holders of Senior Indebtedness and includes any representative or representatives or trustee or trustees of any such holder or holders.
     “Senior Indebtedness” means (a) the principal of and premium, if any, and interest on and other amounts in respect of all indebtedness, liabilities and obligations of the Company (whether outstanding as at the date hereof or hereafter created, incurred, assumed or guaranteed), and including, for greater certainty, claims of trade and other creditors, other than indebtedness evidenced by the Securities and all other existing and future debentures or other instruments of the Company which, by the terms of the instrument creating or evidencing the indebtedness, is expressed to be pari passu with, or subordinated in any right of payment to, the Securities, and (b) renewals, extensions, restructurings, refinancings and refundings of any such indebtedness, liabilities and obligations.
     “Senior Security” means all mortgages, liens, pledges, charges (whether fixed or floating), security interests or other encumbrances of any kind, contingent or absolute, held by or on behalf of any Senior Creditor and in any manner securing any Senior Indebtedness.
     “Share Bid Request” means a request in the form directed by the Company and received by the Trustee, for bids to purchase Shares (to be issued by the Company on the Share Delivery Date) from investment banks, brokers or dealers in accordance with the Share Interest Payment Election Notice and which shall make the acceptance by the Company of any bid conditional upon the acceptance of sufficient bids to result in aggregate proceeds from such issue and sale of Shares which, together with the cash payments by the Company in lieu of fractional Shares, if any, equal the Interest Obligation.
     “Share Delivery Date” means a date, not more than 15 days and not less than three Business Days prior to the applicable Interest Payment Date, upon which Shares are issued by the Company and delivered to the Trustee for sale pursuant to Share Purchase Agreements.
     “Share Interest Payment Election” means an election to satisfy all or any part of an Interest Obligation on the applicable Interest Payment Date in the manner described in the Share Interest Payment Election Notice.
     “Share Interest Payment Election Amount” means the sum of the amount of the aggregate proceeds resulting from the sale of Shares on the Share Delivery Date pursuant to acceptable bids obtained pursuant to the Share Bid Requests, together with any amount paid by the Company in respect of fractional Shares pursuant to Section 11.1(g), that is equal to the aggregate amount of the Interest Obligation in respect of which the Share Interest Payment Election Notice was delivered.
     “Share Interest Payment Election Notice” means a written notice made by the Company to the Trustee specifying:
(i)	the Interest Obligation to which the election relates;

(ii)	the amount of the Interest Obligation that the Company wants to satisfy by the delivery of sufficient Shares to satisfy all or a portion of such Interest Obligation;

(iii)	registered brokers or dealers through which the Trustee shall deliver Share Bid Requests and the conditions of such bids, which may include the minimum number of Shares, minimum price per Share, timing for closing for bids and such other matters as the Company may specify; and

(iv)	that the Trustee shall receive Share Bid Requests from the registered brokers or dealers selected by the Company and the Company shall accept only those bids which comply with such notice.
     “Share Price” means the price paid per Share in connection with a Change of Control as determined pursuant to Section 4.1(f).
     “Share Purchase Agreement” means an agreement in customary form among the Company and the investment banks, brokers or dealers making acceptable bids pursuant to a Share Bid Request, which complies with all applicable laws, including the Applicable Securities Legislation, the Securities Act and the rules and regulations of any stock exchange on which the Securities or Shares are then listed.
     “Shares” means one or more common shares in the capital of the Company and “Share” means a common share in the capital of the Company.

     “Subsidiary” means, in relation to the Company, any entity, including a corporation, trust, partnership or limited partnership, which is controlled, directly or indirectly, by the Company.
     “Tax Act” means the Income Tax Act (Canada) and the regulations enacted thereunder.
     “Trading Day” means a day during which the principal securities market on which the applicable securities are traded is open for trading and at least one board lot of the securities is traded on such market. A “Trading Day” only includes those days that have a scheduled closing time of 4:00 p.m. (Toronto time) or the then standard closing time for regular trading on such market.
     “Trustee” means the party named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of this Indenture, and thereafter means the successor.
     “Trust Officer” means, with respect to the Trustee, any officer assigned to the Corporate Trust Office, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.
     “TSX” means the Toronto Stock Exchange, a division of TSX Inc., through which the senior listing operations of TSX Group Inc. are conducted.
     “TSXV” means the TSX Venture Exchange.
     “United States” means the United States of America, its territories and possessions, any State of the United States, and the District of Columbia.
     “Unrestricted Security” means a Security that is not a Restricted Security.
     “U.S. Affiliate” when used to indicate a relationship with a person or company, has the same meaning as set forth in Rule 144(a)(i) under the Securities Act.
     “Vice President” when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”
     “Voting Stock” of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency within the control of such person to satisfy) to vote in the election of directors, managers or trustees thereof.
     “Written Direction” means an instrument in writing signed by any one officer of the Company.

1.2	Other Definitions.

Term	Defined in Section

“Additional Amounts”	6.8
“Agent Members”	2.1
“Bankruptcy Law”	8.1
“Canadian Taxes”	6.8
“CDS”	2.1
“Change of Control Company Notice”	3.7
“Change of Control Purchase Date”	3.7
“Change of Control Purchase Notice”	3.7
“Change of Control Purchase Offer”	3.7
“Company Order”	2.2
“Conversion Agent”	2.5
“Conversion Date”	4.2
“Deemed Interest Period”	2.17
“Determination Date”	4.5
“Distributed Securities”	4.5
“Event of Default”	8.1
“Excluded Holder”	6.8
“Excluded Taxes”	6.8
“Expiration Date”	4.5
“Expiration Time”	4.5
“Government Obligations”	10.2
“Interest Account”	11.1
“Make Whole Premium”	4.1
“Maturity Notice”	3.11
“Notice of Default”	8.1
“Notice of Election”	3.2
“Paying Agent”	2.5
“Primary Registrar”	2.5
“Public Acquisition Notice”	3.8
“Purchased Shares”	4.5
“Purchases”	4.5
“record date”	4.5
“QIB”	2.1
“Receiver”	8.1
“Redemption Date”	3.1
“Redemption Price”	3.1
“Redemption Notice”	3.3
“Registrar”	2.5
“Restrictive Legend”	2.14
“Rights”	4.5
“Rights Plan”	4.5
“Security Liabilities”	5.1
“Share Maturity Right”	3.11
“Share Proceed Investment”	11.1

Term	Defined in Section

“Share Redemption Right”	3.6
“Spinoff Securities”	4.5
“Spinoff Valuation Period”	4.5
“tender offer”	4.5
“tendered Shares”	4.5
“Triggering Distribution”	4.5
“Underwriting Agreement”	2.1
1.3	Rules of Construction.
      Unless the context otherwise requires:
(1)	a term has the meaning assigned to it;

(2)	an accounting term not otherwise defined has the meaning assigned to it in accordance with Canadian GAAP;

(3)	words in the singular include the plural, and words in the plural include the singular;

(4)	all references to “dollars” and “$” are to lawful money of Canada;

(5)	provisions apply to successive events and transactions;

(6)	the term “merger” includes a statutory share exchange and the term “merged” has a correlative meaning;

(7)	the masculine gender includes the feminine and the neuter;

(8)	references to agreements and other instruments include subsequent amendments thereto; and

(9)	all “Article”, “Exhibit” and “Section” references are to Articles, Exhibits and Sections, respectively, of or to this Indenture unless otherwise specified herein, and the terms “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.
1.4	Calculations
     The Company shall be responsible for making all calculations called for hereunder including, without limitation, calculations of Current Market Price. The Company shall make such calculations in good faith and, absent manifest error, the Company’s calculations shall be final and binding on Holders and the Trustee. The Company will provide a schedule of its calculations to the Trustee and the Trustee shall be entitled to rely conclusively on the accuracy of such calculations without independent verification.

ARTICLE II
THE SECURITIES
2.1	Form and Dating.
     The Securities and the Trustee’s certificate of authentication shall be substantially in the respective forms set forth in Exhibit A, which Exhibit is incorporated in and made part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange, automated quotation system or depository rule or regulation or usage. The Company shall provide any such notations, legends or endorsements to the Trustee in writing. Each Security shall be dated the date of its authentication. The Securities are being offered and sold by the Company pursuant to an Underwriting Agreement dated November 21, 2006 (the “Underwriting Agreement”) between the Company and RBC Dominion Securities Inc., Westwind Partners Inc. and Acumen Capital Finance Partners Limited in certain provinces of Canada, pursuant to the Prospectus, and, in Canada and elsewhere, in transactions exempt from, or not subject to, the registration requirements of the Securities Act.
(a)	Restricted Securities. Securities shall be offered and sold in the United States to qualified institutional buyers as defined in Rule 144A (collectively, “QIBs” or individually, each a “QIB”) in reliance on Rule 144A under the Securities Act and shall be issued initially in the form of Restricted Securities.

(b)	Unrestricted Securities. Securities offered and sold in Canada pursuant to the Prospectus, and, in Canada and elsewhere outside the United States, in accordance with Rule 903 of Regulation S, shall be issued initially in the form of Unrestricted Securities.
2.2	Execution and Authentication.
(a)	The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is limited to $34,500,000, except as provided in Sections 2.8 and 2.9.

(b)	An Officer shall sign the Securities for the Company by manual or facsimile signature. Typographic and other minor errors or defects in any such facsimile signature shall not affect the validity or enforceability of any Security that has been authenticated and delivered by the Trustee.

(c)	If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

(d)	A Security shall not be valid until an authorized signatory of the Trustee by manual or facsimile signature signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

(e)	The Trustee shall authenticate and make available for delivery Securities for original issue in the aggregate principal amount of up to $34,500,000 upon receipt of: (i) a written order or orders of the Company signed by an Officer of the Company, which shall include a statement to the effect that the conditions set forth in this Section 2.2 relating to the issue, certification and delivery of such Securities have been complied with (a “Company Order”); and (ii) an Opinion of Counsel in favour of the Trustee to the effect that all legal requirements provided herein or by law in connection with the issue of such Securities have been complied with. The Company Order shall specify the principal amount of Securities to be authenticated, the date on which each original issue of Securities is to be authenticated and which Securities are Restricted Securities.
(f)	The Trustee shall act as the initial authenticating agent. Thereafter, the Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent shall have the same rights as an Agent to deal with the Company or an Affiliate of the Company.

(g)	The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 principal amount and any integral multiple thereof.
2.3	No Notice of Trusts.
     Neither the Company nor the Trustee shall be bound to take notice of or see to the execution of any trust (other than that created by this Indenture) whether express, implied or constructive, in respect of any Security, and may transfer the same on the direction of the person registered as the holder thereof, whether named as trustee or otherwise, as though that person were the beneficial owner thereof.
2.4	Ownership of Securities.
(a)	Unless otherwise required by law, the person in whose name any registered Security is registered shall for all the purposes of this Indenture be and be deemed to be the owner thereof and payment of or on account of the principal of, interest, and premium, if any, on such Security and shall be made to such registered Holder.

(b)	Where Securities are registered in more than one name, the principal, interest and premium, if any, from time to time payable in respect thereof may be paid to the order of all such Holders, failing written instructions from them to the contrary, and the receipt of any one of such Holders therefor shall be a valid discharge, to the Trustee and to the Company.

(c)	In the case of the death of one or more joint holders of any Security the principal, interest and premium, if any, from time to time payable thereon may be paid to the order of the survivor or survivors of such registered holders and the receipt of any such survivor or survivors therefor shall be a valid discharge to the Trustee and to the Company.

(d)	The Trustee may assume for the purposes of this Indenture that any address of the Holder appearing in the register maintained by the Trustee is the Holder’s actual address.
2.5	Registrar, Paying Agent and Conversion Agent.
(a)	The Company shall maintain one or more offices or agencies where Securities may be presented for registration of transfer or for exchange (each, a “Registrar”), one or more offices or agencies where Securities may be presented for payment (each, a “Paying Agent”), one or more offices or agencies where Securities may be presented for conversion (each, a “Conversion Agent”) and one or more offices or agencies where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will at all times maintain a Paying Agent, Conversion Agent, Registrar and offices or agencies where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served in the Cities of Toronto, Vancouver and Calgary. One of the Registrars (the “Primary Registrar”) shall keep a register of the Securities and of their transfer and exchange.

(b)	The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, provided that the Agent may be an Affiliate of the Trustee. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to maintain a Registrar, Paying Agent, Conversion Agent, or agent for service of notices and demands in any place required by this Indenture, or fails to give the foregoing notice, the Trustee shall act as such. The Company or any Affiliate of the Company may act as Paying Agent (except for the purposes of Section 6.1 and Article X).

(c)	The Company hereby initially designates the Trustee as Paying Agent, Registrar and Conversion Agent and designates the Corporate Trust Office of the Trustee and the offices of the Trustee in the Cities of Calgary, Vancouver and Toronto, which offices at the date of the execution of this Indenture are located at 600, 530 — 8th Avenue S.W., Calgary, Alberta, T2P 3S8; 510 Burrard Street, 2nd Floor, Vancouver, British Columbia, V6C 3B9; and 100 University Avenue, 11th Floor, Toronto, Ontario, M5J 2Y1, as the offices where the Securities may be presented for registration of transfer, for exchange, for payment or for conversion.
2.6	Paying Agent to Hold Money in Trust.
     Prior to 11:00 a.m., Toronto time, on each due date of the payment in cash of principal of, or interest on, any Securities, the Company shall deposit a sum sufficient to pay such principal or interest so becoming due. Subject to Section 10.2, a Paying Agent shall hold in trust for the benefit of Holders of Securities or the Trustee all money held by the Paying Agent for the payment of principal of, or interest on, the Securities, and shall notify the Trustee in writing of any failure by the Company (or any other obligor on the Securities) to make any such payment. If the Company or an Affiliate of the Company acts as Paying Agent, it shall, before 11:00 a.m.,

Toronto time, on each due date of the principal of, or interest on, any Securities, segregate the money and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee, and the Trustee may at any time during the continuance of any Default, upon written request to a Paying Agent, require such Paying Agent to pay forthwith to the Trustee all sums so held in trust by such Paying Agent. Upon doing so, the Paying Agent (other than the Company) shall have no further liability for the money.
     In respect to the payment of principal, together with accrued and unpaid interest thereon, the Company may elect to satisfy its obligation to pay such principal and interest, in whole or in part, by delivering Shares, as provided for, and subject to the conditions, in this Indenture.
2.7	Lists of Holders of Securities.
     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders of Securities. If the Trustee is not the Primary Registrar, the Company shall furnish to the Trustee on or before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders of Securities.
2.8	Transfer and Exchange.
(a)	Subject to compliance with any applicable additional requirements contained in Section 2.14, when a Security is presented to a Registrar with a request to register a transfer thereof or to exchange such Security for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested; provided, however, that every Security presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by an assignment form and, if applicable, a transfer certificate each in the form included in Exhibit A, and completed in a manner satisfactory to the Registrar and duly executed by the Holder thereof or its attorney duly authorized in writing. To permit registration of transfers and exchanges, upon surrender of any Security for registration of transfer or exchange at an office or agency maintained pursuant to Section 2.5, the Company shall execute and the Trustee shall authenticate Securities of a like aggregate principal amount at the Registrar’s request. Any exchange or transfer shall be without charge to the Holder, except that the Company or the Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto; provided that this exception shall not apply to any exchange pursuant to Section 2.12, 2.14, 3.11, 3.12, 4.2(d) or 12.4.

(b)	Neither the Company, any Registrar nor the Trustee shall be required to exchange or register a transfer of (1) any Securities called for redemption (except Securities the Holder has elected pursuant to Section 3.2 not to have redeemed), or (2) any Securities or portions thereof in respect of which a Change of Control Purchase Notice has been delivered and not withdrawn by the Holder thereof (except, in the case of the purchase of a Security in part, the portion thereof not to be purchased).

(c)	All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Company, evidencing the same debt and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange. No transfer of a Security to any Person shall be effective under this Indenture or the Securities unless and until such Security has been registered in the name of such Person.

(d)	Any Registrar appointed pursuant to Section 2.5 shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Securities upon transfer or exchange of Securities.

(e)	The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
2.9	Replacement Securities.
(a)	If any mutilated Security is surrendered to the Company, a Registrar or the Trustee, and the Company, a Registrar and the Trustee receive evidence to their satisfaction of the ownership, destruction, loss or theft of any Security, and there is delivered to the Company, the applicable Registrar and the Trustee such security or indemnity as will be required by each of them to save each of them harmless, then, in the absence of notice to the Company, such Registrar or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute, and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

(b)	Upon the issuance of any new Securities under this Section 2.9, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the reasonable fees and expenses of the Trustee or the Registrar) in connection therewith.

(c)	Every new Security issued pursuant to this Section 2.9 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

(d)	The provisions of this Section 2.9 are (to the extent lawful) exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.
2.10	Outstanding Securities.
(a)	Securities outstanding at any time are all Securities authenticated by the Trustee, except for those cancelled by it, those redeemed or purchased pursuant to Article III, those converted pursuant to Article IV, those delivered to the Trustee for cancellation or surrendered for transfer or exchange and those described in this Section 2.10 as not outstanding.

(b)	If a Security is replaced pursuant to Section 2.9 it ceases to be outstanding.

(c)	If a Paying Agent (other than the Company or an Affiliate of the Company) holds in respect of the outstanding Securities on a Redemption Date, a Change of Control Purchase Date or the Final Maturity Date money sufficient to pay the principal of (including premium, if any) and accrued interest on Securities (or portions thereof, as the case may be) payable on that date, then on and after such Redemption Date, Change of Control Purchase Date or Final Maturity Date, as the case may be, such Securities (or portions thereof, as the case may be) shall cease to be outstanding and cash interest on them shall cease to accrue; provided that if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision thereof satisfactory to the Trustee has been made and the Holder has not elected pursuant to Section 3.2 not to have its Securities redeemed.

(d)	Any Securities issued pursuant to this Indenture shall be cancelled by the Trustee upon their purchase, redemption or conversion.
2.11	Concurrence in any Notice, Direction, Waiver or Consent.
     In determining whether the Holders of the required principal amount of Securities have concurred in any notice, direction, waiver or consent, Securities owned by the Company or any other obligor on the Securities or by any Affiliate of the Company or of such other obligor shall be disregarded, except that, for purposes of determining whether the Trustee shall be protected in relying on any such notice, direction, waiver or consent, only Securities which the Trustee, relying conclusively on an Officer’s Certificate, actually knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to the Securities and that the pledgee is not the Company or any other obligor on the Securities or any Affiliate of the Company or of such other obligor.
2.12	Temporary Securities.
     Until definitive Securities are ready for delivery, the Company may prepare and execute, and, upon receipt of a Company Order, the Trustee shall authenticate and deliver, temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company with the consent of the Trustee considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate and deliver definitive Securities in exchange for temporary Securities.
2.13	Cancellation.
     The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar, the Paying Agent and the Conversion Agent shall forward to the Trustee or its agent any Securities surrendered to them for transfer, exchange, redemption, purchase, payment or conversion. The Trustee and no one else shall cancel, in accordance with its standard procedures, all Securities surrendered for transfer, exchange, redemption, purchase, payment, conversion or cancellation and shall dispose of the cancelled Securities in accordance with its customary procedures or, upon request, deliver the cancelled Securities to the Company. All Securities which are redeemed, purchased or otherwise acquired by the Company or any of its Subsidiaries prior to the Final Maturity Date pursuant to Article III shall be delivered to the Trustee for cancellation, and the Company may not hold or resell such Securities or issue any new Securities to replace any such Securities or any Securities that any Holder has converted pursuant to Article IV.
2.14	Legend; Additional Transfer and Exchange Requirements.
(a)	Upon the transfer, exchange or replacement of Securities not bearing the Restrictive Legend, the Registrar shall deliver Securities that do not bear the Restrictive Legend.

(b)	Every Restricted Security shall be subject to the restrictions on transfer provided in the following legend (“Restrictive Legend”) until such date as the Restrictive Legend is no longer required by applicable law.
THE SECURITIES REPRESENTED HEREBY AND ANY COMMON SHARES ISSUABLE UPON CONVERSION, REDEMPTION OR MATURITY OR ISSUABLE IN PAYMENT OF INTEREST THEREON HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THESE SECURITIES, AGREES FOR THE BENEFIT OF BIRCH MOUNTAIN RESOURCES LTD. THAT THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO BIRCH MOUNTAIN RESOURCES LTD., (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S (“REGULATION S”) UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE CANADIAN LOCAL LAWS AND REGULATIONS, (C) WITHIN THE UNITED STATES IN ACCORDANCE WITH (1) RULE 144A UNDER THE U.S. SECURITIES ACT OR (2) RULE 144 UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS, (D) UNDER AN EFFECTIVE REGISTRATION STATEMENT, OR (E) IN ANOTHER TRANSACTION THAT DOES

NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, PROVIDED THAT IN THE CASE OF TRANSFERS PURSUANT TO (C)(2), OR (E) ABOVE, A LEGAL OPINION SATISFACTORY TO BIRCH MOUNTAIN RESOURCES LTD. MUST FIRST BE PROVIDED.
IF BIRCH MOUNTAIN RESOURCES LTD. IS A “FOREIGN ISSUER” WITHIN THE MEANING OF REGULATION S AT THE TIME OF TRANSFER, A NEW CERTIFICATE, BEARING NO LEGEND, MAY BE OBTAINED FROM COMPUTERSHARE TRUST COMPANY OF CANADA UPON DELIVERY OF THIS CERTIFICATE AND A DULY EXECUTED DECLARATION, IN A FORM SATISFACTORY TO COMPUTERSHARE TRUST COMPANY OF CANADA AND BIRCH MOUNTAIN RESOURCES LTD. AND, IF SO REQUIRED BY COMPUTERSHARE TRUST COMPANY OF CANADA, AN OPINION OF COUNSEL, TO THE EFFECT THAT THE SALE OF THE SECURITIES REPRESENTED HEREBY IS BEING MADE IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT.
Upon the transfer, exchange or replacement of Securities bearing the Restrictive Legend, the Registrar shall deliver only Securities that bear the Restrictive Legend, unless (i) such Security has been sold pursuant to an effective registration statement under the Securities Act in accordance with Section 2.14(c) below, (ii) such Security has been sold in an offshore transaction in compliance with Rule 904 of Regulation S under the Securities Act in accordance with Section 2.14(e) below at a time when the Corporation is a “foreign issuer” as defined in Regulation S, or (iii) the requested transfer has been made pursuant to any other available exemption from the registration requirements of the Securities Act in accordance with Section 2.14(f) below in which case the Registrar shall deliver Securities that are not Restricted Securities and that do not bear the Restrictive Legend.

(c)	Upon the transfer or exchange of Securities bearing the Restrictive Legend, the Registrar shall deliver Securities that do not bear the Restrictive Legend where such Securities have been sold or exchanged pursuant to an effective registration statement under the Securities Act and the Holder selling such Securities has delivered to the Registrar evidence in form and substance satisfactory to it to such effect.

(d)	The Registrar shall register the transfer or exchange of any Restricted Security, whether or not such Security bears the Restrictive Legend, if the Security is being transferred or exchanged to a QIB in compliance with Rule 144A (or any successor provision thereto), provided that such transfer is being made by a proposed transferor who has delivered to the Company and the Registrar evidence of compliance with Rule 144A in form and substance satisfactory to the Company and the Registrar.

(e)	The Registrar shall register the transfer of any Restricted Security, whether or not such Security bears the Restrictive Legend, if the Security is being transferred or exchanged pursuant to Rule 904 of Regulation S (or any successor provision thereto), provided that such transfer is being made by a proposed transferor who has delivered to the Registrar a certificate substantially in the form set forth in Schedule 5 to Exhibit A hereto and has made the representations contained therein.

(f)	The Registrar shall register the transfer or exchange of any Restricted Security, whether or not such Security bears the Restrictive Legend, if the Security is being transferred or exchanged pursuant to, and in accordance with, an exemption from registration provided by Rule 144 under the Securities Act or any other available exemption from the registration requirements of the Securities Act, provided the transferor has furnished to the Registrar and the Company an Opinion of Counsel of recognized standing, in form and substance satisfactory to the Company and the Trustee, to the effect that the Restrictive Legend is no longer required under applicable requirements of the Securities Act.
As used in Sections 2.14(a) through (f), the term “transfer” encompasses any sale, pledge, transfer, hypothecation or other disposition of any Security.
(g)	Until no longer required by applicable law, any share certificate representing Shares issued upon conversion of any Security that bears a Restrictive Legend shall bear a Restrictive Legend in substantially the following form, unless such Shares have been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer) or transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto), or such Shares have been issued upon conversion of Securities that have been transferred pursuant to a registration statement that has been declared effective under the Securities Act and the requirements set forth in Section 2.14(c) above have been met, or pursuant to Rule 144 under the Securities Act (or any successor provision thereto), provided that the requirements of Sections 2.14(e) or (f) above have been met, or unless otherwise agreed by the Company in writing with written notice thereof to the transfer agent:
THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”) OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THESE SECURITIES, AGREES FOR THE BENEFIT OF BIRCH MOUNTAIN RESOURCES LTD. (THE “COMPANY”) THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE 1933 ACT, (C) IN ACCORDANCE WITH (I) RULE 144A UNDER THE 1933 ACT, IF AVAILABLE, OR (II) RULE 144 UNDER THE 1933 ACT, IF

AVAILABLE, (D) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT, OR (E) UNDER AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, AND, IN EACH CASE IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.
IF BIRCH MOUNTAIN RESOURCES LTD. IS A “FOREIGN ISSUER” WITHIN THE MEANING OF REGULATION S AT THE TIME OF TRANSFER, A NEW CERTIFICATE, BEARING NO LEGEND, MAY BE OBTAINED FROM COMPUTERSHARE TRUST COMPANY OF CANADA UPON DELIVERY OF THIS CERTIFICATE AND A DULY EXECUTED DECLARATION, IN A FORM SATISFACTORY TO COMPUTERSHARE TRUST COMPANY OF CANADA AND BIRCH MOUNTAIN RESOURCES LTD. AND, IF SO REQUIRED BY COMPUTERSHARE TRUST COMPANY OF CANADA, AN OPINION OF COUNSEL, TO THE EFFECT THAT THE SALE OF THE SECURITIES REPRESENTED HEREBY IS BEING MADE IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT.
provided that if the Shares are being sold in accordance with Rule 904 of Regulation S at a time when the Corporation is a “foreign issuer” as defined in Regulation S, the Restrictive Legend may be removed by providing a duly completed and signed certificate, the form of which may be obtained from the Registrar, to the Registrar and the Company, upon receipt of which the Company has agreed to cause its counsel to deliver to the Registrar, at the Company’s expense, such legal opinions or other documentation satisfactory to the Registrar, as the Registrar shall reasonably request, to the effect that such Restrictive Legend is no longer required under applicable requirements of the Securities Act; and provided further that, if any such securities are being sold pursuant to an exemption from registration provided by Rule 144 under the Securities Act or any other available exemption from the registration requirements of the Securities Act, the Restrictive Legend may be removed by delivery to the Trustee, as registrar and transfer agent of the Securities, an Opinion of Counsel, of recognized standing reasonably satisfactory to the Company and the Trustee, to the effect that the Restrictive Legend is no longer required under the applicable requirements of the Securities Act or state securities laws. Provided that the Trustee obtains confirmation from the Company that such Counsel is satisfactory to it, it shall be entitled to rely on such Opinion of Counsel without further inquiry.
2.15	CUSIP and/or ISIN Numbers.
     The Company in issuing the Securities may use one or more “CUSIP” and/or ISIN numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” and/or ISIN numbers in notices of redemption or purchase as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption or purchase and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption or purchase shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the “CUSIP” and/ or ISIN numbers.
2.16	Computation of Interest.
     Interest on the Securities shall be computed by the Company semi-annually, provided that interest for any period shorter than a full semi-annual period shall be computed on the basis of a 360-day year composed of twelve 30-day months.
2.17	Interest Act (Canada).
     For purposes only of disclosure under the Interest Act (Canada), any rate of interest which is calculated with reference to a period (the “Deemed Interest Period”) that is less than the actual number of days in the calendar year of calculation is, for the purposes of the Interest Act (Canada), equivalent to an annual rate based on a calendar year calculated by multiplying such rate by the actual number of days in the calendar year in which the Deemed Interest Period ends and dividing by the number of days in the Deemed Interest Period.
ARTICLE III
REDEMPTION AND PURCHASE
3.1	Limitation on Redemption.
(a)	Except as provided for under Section 3.2, the Securities shall not be redeemable. When entitled to do so pursuant to Section 3.2, the Company may, at its option, redeem the Securities for cash as a whole at any time, on any date fixed for redemption (a “Redemption Date”) by the Company at a redemption price (the “Redemption Price”) of 100% of the principal amount of the Securities plus accrued and unpaid interest, if any, up to but not including the Redemption Date. If a Redemption Date falls after a Regular Record Date and on or before the related Interest Payment Date, then interest on the Securities payable on such Interest Payment Date will instead be payable on such Interest Payment Date to the Holders in whose names the Securities are registered at the close of business on such Regular Record Date.

(b)	If the Company elects to redeem Securities pursuant to this Section 3.1, it shall notify the Trustee, on a date at least 40 days and no more than 60 days prior to the applicable Redemption Date (unless a shorter notice shall be satisfactory to the Trustee), of the Redemption Date. The record date relating to a redemption shall be selected by the Company and given to the Trustee and shall not be less than five days after the date of notice to the Trustee.

3.2	Redemption for Tax Reasons.
     The Company may at any time, at its option, redeem the Securities, in whole but not in part, at the Redemption Price, if the Company has become or would become obligated to pay to any of the Holders Additional Amounts (which are more than a de minimus amount, as determined by the Company, acting reasonably) as a result of any amendment or change occurring after November 28, 2006 in the laws or any regulations of Canada or any Canadian political subdivision or taxing authority, or any change occurring after November 28, 2006 in the interpretation or application of any such laws or regulations by any legislative body, court, governmental agency, taxing authority or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory or administrative determination); provided the Company cannot avoid these obligations by taking reasonable measures available to it and that it delivers to the Trustee an Opinion of Counsel specializing in taxation and an Officers’ Certificate attesting to such change and obligation to pay Additional Amounts. The Company will not and will not cause any Paying Agent or the Trustee to deduct from such Redemption Price any amounts on account of, or in respect of, any Canadian Taxes (except in respect of certain Excluded Holders and other than Excluded Taxes). In such event, the Company will give the Trustee and the Holders of the Securities notice of this redemption in accordance with the notice requirements set forth in Section 3.3. For greater certainty, the Company may elect to satisfy its obligation to pay the Redemption Price pursuant to this Section 3.2, in whole or in part, by delivering Shares, as provided for, and subject to the conditions, under Section 3.6.
     Upon receiving such Redemption Notice, each Holder who does not wish to have the Company redeem its Securities pursuant to this Section 3.2 can elect to (i) convert its Securities pursuant to Article IV or (ii) not have its Securities redeemed, provided that no Additional Amounts will be payable by the Company on any payment of interest or principal with respect to the Securities after such Redemption Date. All future payments will be subject to the deduction or withholding of any Canadian Taxes required to be deducted or withheld.
     Where no such election is made, the Holder will have its Securities redeemed without any further action. If a Holder does not elect to convert its Securities pursuant to Article IV but wishes to elect to not have its Securities redeemed pursuant to clause (ii) of the preceding paragraph, such Holder must deliver to the Company (if the Company is acting as its own Paying Agent), or to a Paying Agent designated by the Company for such purpose in the Redemption Notice, a written Notice of Election upon Tax Redemption (the “Notice of Election”) as set out in Schedule 2, on the back of the Securities, or any other form of written notice substantially similar to the Notice of Election, in each case, duly completed and signed, so as to be received by the Paying Agent no later than the close of business on a Business Day at least five Business Days prior to the Redemption Date.
     A Holder may withdraw any Notice of Election by delivering to the Company (if the Company is acting as its own Paying Agent), or to a Paying Agent designated by the Company in the Redemption Notice, a written notice of withdrawal prior to the close of business on the Business Day immediately preceding the Redemption Date.

3.3	Redemption Notice.
(a)	Provided the circumstances creating the obligation of the Company to pay Additional Amounts remain in effect at least 40 days but not more than 60 days before a Redemption Date but in any event not earlier than 60 days prior to the earliest date on or from which it would be obligated to pay any Additional Amounts, the Company shall mail or cause to be mailed a notice of redemption to each Holder of Securities (and to beneficial owners as required by applicable law) to be redeemed at such Holder’s address as it appears on the Registrar’s books (the “Redemption Notice”).

(b)	The Redemption Notice shall identify the Securities (including CUSIP numbers) to be redeemed and shall state:
(1)	the Redemption Date;

(2)	the Redemption Price and if payment, whether in whole or in part, will be made in Shares and, if the Share Redemption Right is exercised by the Company, the information required by Section 3.6(b);

(3)	the then effective Conversion Rate;

(4)	the name and address of each Paying Agent and Conversion Agent;

(5)	that Securities called for redemption must be presented and surrendered to a Paying Agent to collect the Redemption Price;

(6)	that Holders who wish to convert Securities must surrender such Securities for conversion no later than the close of business on the Business Day immediately preceding the Redemption Date and must satisfy the other requirements set forth in paragraph 12 of the Securities and Article IV;

(7)	that, unless the Company has failed to make the payment of such Redemption Price which is due and payable, interest will cease to accrue on and after the Redemption Date;

(8)	a description of the procedures which a Holder must follow if it chooses to exercise its right to not have its Securities redeemed; and

(9)	that Holders will be entitled to withdraw their election to not have Securities redeemed if the Company (if acting as its own Paying Agent), or the Paying Agent, receives, not later than the close of business on the Business Day immediately preceding the Redemption Date, a letter or telegram, telex or facsimile transmission (receipt of which is confirmed and promptly followed by a letter) setting forth the name of the Holder, and a statement that such Holder is withdrawing its election to not have a specified principal amount of Securities redeemed, the certificate numbers of such Securities being withdrawn, if applicable, and the principal amount, if any, of the Securities that remain subject to the Notice of Election.
3.4	Effect of a Redemption Notice.
     Once a Redemption Notice is mailed, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice, except for (i) Securities that are converted on a Conversion Date prior to the Redemption Date in accordance with the provisions of Article IV and (ii) Securities for which a Holder has elected not to have its Securities redeemed pursuant to Section 3.2. On or after the Redemption Date and upon presentation and surrender to a Paying Agent, Securities called for redemption shall be paid in cash at the Redemption Price, subject to the Company’s right to pay the Redemption Price, in whole or in part, by delivering Shares, as provided for, and subject to the conditions, under Section 3.6.
3.5	Deposit of Redemption Price.
(a)	Prior to 11:00 a.m., Toronto time, on the Redemption Date, the Company shall deposit with a Paying Agent (or, if the Company acts as Paying Agent, shall segregate and hold in trust) an amount of money (in immediately available funds if deposited on such Redemption Date) and/or, subject to and in accordance with Section 3.6, a number of Shares sufficient to pay the Redemption Price payable upon redemption on all Securities to be redeemed on that date, other than Securities or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation or have been converted. The Paying Agent shall as promptly as practicable return to the Company any funds and/or Shares not required for that purpose or, if such funds and/or Shares are then held by the Company in trust and are not required for such purpose, they shall be discharged from the trust.

(b)	If a Paying Agent holds, in accordance with the terms hereof, money and/or Shares sufficient to pay the Redemption Price of any Security for which a Redemption Notice has been tendered and not withdrawn in accordance with this Indenture and provided the Holder has not elected in accordance with Section 3.2 not to have the Security redeemed then, on the Redemption Date, such Security will cease to be outstanding, whether or not the Security is delivered to the Paying Agent, and the rights of the Holder in respect thereof shall terminate (other than the right to receive the Redemption Price as aforesaid).
3.6	Right to Pay Redemption Price in Shares
(a)	Subject to the other provisions of this Section 3.6, the Company may, at its option, elect to satisfy its obligation to pay all or any portion of the Redemption Price by issuing and delivering to Holders on the Redemption Date that number of Shares obtained by dividing the Redemption Price, or such portion thereof payable in Shares, as the case may be, by 95% of the Current Market Price (the “Share Redemption Right”).

(b)	The Company shall exercise the Share Redemption Right by so specifying in the Redemption Notice. The Redemption Notice shall also specify the portion of the Redemption Price in respect of which the Company is exercising the Share Redemption Right, if both cash and Shares are payable, the percentage of each on a per Security basis and the method of calculating the Current Market Price. When the Company determines the actual number of Shares to be issued and delivered in accordance with the provisions of this Section 3.6, it will issue a press release on a national newswire and publish such information on its website.
The Company may not change the form of components or percentages of consideration set out in a Redemption Notice except with respect to the payment of the Redemption Price in cash pursuant to the non-satisfaction of the conditions under Section 3.6(c).

(c)	The Company’s right to exercise the Share Redemption Right shall be conditional upon the following conditions being met on the Business Day immediately preceding the Redemption Date:
(i)	the Shares to be issued on exercise of the Share Redemption Right shall be qualified for distribution under applicable securities laws of British Columbia, Alberta, Saskatchewan, Manitoba and Ontario and the payment in Shares shall not violate the registration requirements of the Securities Act;

(ii)	the Shares to be issued on exercise of the Share Redemption Right shall be listed on the TSXV or the TSX or a national securities exchange or quoted in an inter-dealer quotation system of any registered national securities association;

(iii)	the Company being a reporting issuer in Canada not in default of its reporting obligations under Applicable Securities Legislation where the distribution of such Shares occurs;

(iv)	no Event of Default shall have occurred and be continuing;

(v)	the receipt by the Trustee of an Officer’s Certificate stating that conditions (i), (ii), (iii) and (iv) above have been satisfied and setting forth the number of Shares to be issued and delivered upon exercise of the Share Redemption Right and the Current Market Price used for calculating the number of Shares to be issued and delivered to Holders upon the exercise of the Share Redemption Right; and

(vi)	the receipt by the Trustee of an Opinion of Counsel to the effect that such Shares have been duly authorized and, when issued and delivered pursuant to the terms of this Indenture in payment (whether in whole or in part) of the Redemption Price, will be validly issued as fully paid and non-assessable, that conditions (i) and (ii) above have been satisfied and that, relying exclusively on evidence of no default provided by the relevant securities authorities, condition (iii) above is satisfied, except that the opinion in respect of condition (iii) need not be expressed with respect to those provinces where such evidence is not provided.
If the foregoing conditions are not satisfied prior to the close of business on the Redemption Date, the Company shall pay the Redemption Price in cash in accordance with Section 3.5 unless each of the Holder and the Company waives the conditions which are not satisfied.

(d)	In the event that the Company duly exercises its Share Redemption Right, upon presentation and surrender of the Securities for payment on the Redemption Date, at any place where a register is maintained pursuant to Section 2.5 or any other place specified in the Redemption Notice, the Company shall on or before 11:00 a.m. Toronto Time on the Redemption Date make the delivery to the Trustee for delivery to and on account of the Holders, of certificates representing the Shares to which such holders are entitled.

(e)	The Company will not issue fractional Shares upon the exercise of the Share Redemption Right. If more than one Security shall be surrendered for redemption at one time by the same Holder, the number of full Shares that shall be issuable upon redemption shall be computed on the basis set forth in Section 3.6(a). In lieu of any fractional Shares, the Company will pay to the Trustee for the account of the Holders, at the time contemplated in Section 3.6(d), the cash equivalent thereof (less any tax required to be deducted, if any) determined for each Holder by multiplying the applicable fraction of a Share otherwise to be issued and delivered under this Section 3.6 by the Current Market Price.

(f)	A Holder shall be treated as the holder of record of the Shares issued on due exercise by the Company of its Share Redemption Right effective immediately after the close of business on the Redemption Date, and shall be entitled to all substitutions therefor, all income earned thereon or accretions thereto and all dividends or distributions (including dividends or distributions in kind) thereon and arising thereafter, and in the event that the Trustee receives the same, it shall hold the same for the benefit of such Holder.

(g)	The Company shall at all times reserve and keep available out of its authorized Shares (if the number thereof is or becomes limited), solely for the purpose of issue and delivery upon the exercise of the Share Redemption Right as provided herein, and shall issue to Holders to whom Shares will be issued pursuant to the exercise of the Share Redemption Right, such number of Shares as shall be issuable in such event. All Shares which shall be so issuable shall be duly and validly issued as fully paid and non-assessable.

(h)	Each certificate representing Shares issued in payment of the Redemption Price of Securities bearing the Restrictive Legend set forth in Section 2.14(g), as well as all certificates issued in exchange for or in substitution of the foregoing securities, shall bear the Restrictive Legend set forth in Section 2.14(g); provided that if the Shares are being sold in accordance with Rule 904 of Regulation S, the Restrictive Legend may be removed by providing a duly completed and signed certificate, the form of which may be obtained from the Registrar, to the Registrar and the Company, upon receipt of which the Company has agreed to cause its counsel to deliver to the Registrar, at the Company’s expense, such legal opinions or other documentation satisfactory to the Registrar, to the effect that such Restrictive Legend is no longer required under applicable requirements of the Securities Act; and provided further that, if any such securities are being sold pursuant to an exemption provided by Rule 144 under the Securities Act or any other available exemption from the registration requirements of the Securities Act, the Restrictive Legend may be removed by delivery to the Trustee, as registrar and transfer agent of the Securities, an Opinion of Counsel, of recognized standing reasonably satisfactory to the Company and the Trustee, to the effect that the Restrictive Legend is no longer required under the applicable requirements of the Securities Act or state securities laws. Provided that the Trustee obtains confirmation from the Company that such Counsel is satisfactory to it, it shall be entitled to rely on such Opinion of Counsel without further inquiry.
3.7	Change of Control.
(a)	If a Change of Control occurs prior to the Final Maturity Date (subject to the Company’s rights upon delivery of a Public Acquisition Notice as defined in Section 3.7(f) and the provisions of Section 4.1(f)), the Company shall offer (the “Change of Control Purchase Offer”) to purchase all of the outstanding Securities at the Change of Control Purchase Price on the date that is 30 Business Days after the date of the Change of Control Company Notice pursuant to subsection 3.7(b) (the “Change of Control Purchase Date”).

(b)	Subject to Section 3.7(f)(A), on or before the 30th day after the Company knows of the occurrence of a Change of Control, the Company shall mail a written notice of the Change of Control setting out the terms of the Change of Control Purchase Offer to the Trustee, Paying Agent and to each Holder (and to beneficial owners as required by applicable law) (the “Change of Control Company Notice”). The Change of Control Company Notice shall include the form of a Change of Control Purchase Notice to be completed by the Holder and shall state:
(1)	the events causing such Change of Control;

(2)	the date of such Change of Control;

(3)	the last date by which the Change of Control Purchase Notice must be delivered to accept the Change of Control Purchase Offer pursuant to this Section 3.7;

(4)	the Change of Control Purchase Date;

(5)	the Change of Control Purchase Price;

(6)	the Holder’s right to accept the Change of Control Purchase Offer;

(7)	the name and address of each Paying Agent and Conversion Agent;

(8)	the then effective Conversion Rate and any adjustments to the Conversion Rate resulting from such Change of Control;

(9)	the procedures that the Holder must follow to exercise rights under Article IV and that Securities as to which a Change of Control Purchase Notice has been given may be converted into Shares pursuant to Article IV of this Indenture only to the extent that the Change of Control Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

(10)	the procedures that the Holder must follow to accept the Change of Control Purchase Offer;

(11)	the procedures for withdrawing a Change of Control Purchase Notice;

(12)	that, unless the Company fails to pay such Change of Control Purchase Price, Securities covered by any Change of Control Purchase Notice will cease to be outstanding and interest will cease to accrue on and after the Change of Control Purchase Date; and

(13)	the CUSIP and/or ISIN number of the Securities.
At the Company’s request, the Trustee shall give such Change of Control Company Notice in the Company’s name and at the Company’s expense; provided, that, in all cases, the text of such Change of Control Company Notice shall be prepared by the Company.

(c)	A Holder may exercise its rights specified in Section 3.7 upon delivery of a written notice (which shall be in substantially the form attached as Exhibit A under the heading “Change of Control Purchase Notice” and which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form) of the exercise of such rights (a “Change of Control Purchase Notice”) to the Company or any Paying Agent at any time prior to the close of business on the Business Day immediately preceding the Change of Control Purchase Date, subject to extension to comply with applicable law.
(1)	The Change of Control Purchase Notice shall state: (A) the certificate number (if such Security is held other than in global form) of the Security which the Holder will deliver to be purchased, (B) the portion of the principal amount of the Security which the Holder will deliver to be purchased and (C) that such Security shall be purchased as of the Change of Control Purchase Date pursuant to the Change of Control Purchase Offer.

(2)	The delivery of a Security for which a Change of Control Purchase Notice has been timely delivered to and actually received by any Paying Agent and not validly withdrawn prior to the Change of Control Purchase Date (together with all necessary endorsements) at the office of such Paying

Agent shall be a condition to the receipt by the Holder of the Change of Control Purchase Price therefor.

(3)	The Company shall only be obliged to purchase, pursuant to this Section 3.7, a portion of a Security if the principal amount of such portion is $1,000 or an integral multiple of $1,000 (provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security).

(4)	Notwithstanding anything herein to the contrary, any Holder delivering to a Paying Agent the Change of Control Purchase Notice contemplated by this Section 3.7(c) shall have the right to withdraw such Change of Control Purchase Notice in whole or in a portion thereof that is a principal amount of $1,000 or in an integral multiple thereof at any time prior to the close of business on the Business Day immediately preceding the Change of Control Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.8(b).

(5)	A Paying Agent shall promptly notify the Company of the receipt by it of any Change of Control Purchase Notice or written withdrawal thereof.
(d)	If a Change of Control also constitutes a Public Acquiror Change of Control, instead of making a Change of Control Purchase Offer, and instead of paying a “Make Whole Premium” as set forth under Section 4.1(f), the Company may elect to adjust the Conversion Rate and related conversion obligation, such that, from and after the Change of Control Effective Date of the Public Acquiror Change of Control, the Securities shall be convertible into Public Acquiror Shares; provided, however, that if, prior to the date that is five years plus one day from the last Original Issue Date, Holders would otherwise be entitled to receive, upon conversion of the Securities, any Ineligible Consideration, such Holders shall not be entitled to receive such Ineligible Consideration but the Company or the successor or acquiror, as the case may be, shall have the right (at the sole option of the Company or the successor or acquiror, as the case may be) to deliver either such Ineligible Consideration or “prescribed securities” for the purposes of clause 212(1)(b)(vii)(E) of the Tax Act (or any successor provision) with a market value equal to the market value of such Ineligible Consideration.

(e)	In the event that the Company makes an election pursuant to Section 3.7(d) hereof, the Company shall not be required to make a Change of Control Purchase Offer and the Conversion Rate shall be adjusted by multiplying the Conversion Rate in effect immediately before the Public Acquiror Change of Control by the following fraction:
(A)	the numerator of which will be (1) in the case of a merger, consolidation, amalgamation, arrangement or binding share exchange pursuant to which Shares are converted into cash, securities or other property, the value of all cash and any other consideration, as determined by the Board of Directors, paid or payable per Share, or (2) in the case of any other Public Acquiror Change of Control, the average of the Closing Prices of the Shares for the five consecutive Trading Days immediately prior to but excluding the Change of Control Effective Date of such Public Acquiror Change of Control; and
(B)	the denominator of which will be the average of the Closing Prices of the Public Acquiror Shares for the five consecutive Trading Days prior to, or if the Public Acquiror Shares do not trade until after the Change of Control Effective Date of such Public Acquiror Change of Control, the five consecutive Trading Days subsequent to but excluding the Change of Control Effective Date of such Public Acquiror Change of Control.
(f)	Not later than 10 Trading Days prior to the expected Change of Control Effective Date of a Public Acquiror Change of Control, the Company shall provide to all Holders of the Securities and the Trustee, Conversion Agent, and Paying Agent a notification (a “Public Acquisition Notice”) stating whether the Company shall:
(A)	elect to adjust the Conversion Rate and related conversion obligation under Section 3.7(e), in which case the Company will not be required to make a Change of Control Purchase Offer or mail a Change of Control Company Notice, or

(B)	not elect to adjust the Conversion Rate and related conversion obligation under Section 3.7(e), in which case the Company will be required to make a Change of Control Purchase Offer.
(g)	The Company shall deposit cash at the time and in the manner as provided in Section 3.9, sufficient to pay the aggregate Change of Control Purchase Price of all Securities to be purchased pursuant to this Section 3.7.
3.8	Effect of Change of Control Purchase Notice.
(a)	Upon receipt by any Paying Agent of a properly completed Change of Control Purchase Notice from a Holder, the Holder of the Security in respect of which such Change of Control Purchase Notice was given shall (unless such Change of Control Purchase Notice is withdrawn as specified in Section 3.8(b)) thereafter be entitled to receive the Change of Control Purchase Price with respect to such Security, subject to the occurrence of the Change of Control Effective Date. Such Change of Control Purchase Price shall be paid to such Holder promptly following the later of (1) the Change of Control Purchase Date (provided that the conditions in Section 3.7 have been satisfied) and (2) the time of delivery of such Security to and actual receipt by a Paying Agent by the Holder thereof in the manner required by Section 3.7(c). Securities in respect of which a Change of Control Purchase Notice has been given by the Holder thereof may not be converted into Shares pursuant to Article IV on or after the date of the delivery of such Change of Control Purchase Notice unless such Change of Control Purchase

Notice has first been validly withdrawn in accordance with Section 3.8(b) with respect to the Securities to be converted.
(b)	A Change of Control Purchase Notice may be withdrawn by means of a written notice (which may be delivered by mail, overnight courier, hand delivery, facsimile transmission or in any other written form) of withdrawal delivered by the Holder to a Paying Agent at any time prior to the close of business on the Business Day immediately preceding the Change of Control Purchase Date, specifying (1) the principal amount of the Security or portion thereof (which must be a principal amount of $1,000 or an integral multiple of $1,000 in excess thereof) with respect to which such notice of withdrawal is being submitted, (2) if certificated Securities have been issued, the certificate number of the Security being withdrawn in whole or in part, and (3) the portion of the principal amount of the Security that will remain subject to the Change of Control Purchase Notice, which portion must be a principal amount of $1,000 or an integral multiple thereof.
3.9	Deposit of Change of Control Purchase Price.
(a)	On or before 11:00 a.m. Toronto time on the Business Day following the applicable Change of Control Purchase Date, the Company shall deposit with the Trustee or with a Paying Agent (or if the Company or an Affiliate of the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.6) an amount of money (in immediately available funds if deposited on or after such Change of Control Purchase Date), sufficient to pay the aggregate Change of Control Purchase Price of all the Securities or portions thereof that are to be purchased as of the Change of Control Purchase Date.

(b)	If a Paying Agent or the Trustee holds, in accordance with the terms hereof, money sufficient to pay the Change of Control Purchase Price of any Security for which a Change of Control Purchase Notice has been tendered and not withdrawn in accordance with this Indenture then, on the Business Day following the applicable Change of Control Purchase Date, such Security will cease to be outstanding, whether or not the Security is delivered to the Paying Agent or the Trustee, and interest shall cease to accrue, and the rights of the Holder in respect of the Security shall terminate (other than the right to receive the Change of Control Purchase Price as aforesaid). The Company shall publicly announce the principal amount of Securities repurchased on or as soon as practicable after the Change of Control Purchase Date.

(c)	The Paying Agent will promptly return to the respective Holders thereof any Securities with respect to which a Change of Control Purchase Notice has been withdrawn in compliance with this Indenture.

(d)	If a Change of Control Purchase Date falls after a Regular Record Date and on or before the related Interest Payment Date, then interest on the Securities payable on such Interest Payment Date will instead be payable on such Interest Payment

Date to the Holders in whose names the Securities are registered at the close of business on such Regular Record Date.
3.10	Repayment to the Company.
     To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.9 exceeds the aggregate Change of Control Purchase Price of the Securities or portions thereof that the Company is obligated to purchase, then promptly after the Change of Control Purchase Date the Trustee or a Paying Agent, as the case may be, shall return any such excess cash to the Company.
3.11	Right to Pay Principal Amount of and Accrued Interest on the Securities in Shares.
(a)	Subject to the other provisions of this Section 3.11, the Company may, at its option, elect to satisfy its obligation to pay all or any portion of the principal amount of the Securities, together with accrued and unpaid interest thereon, on maturity by issuing and delivering to Holders on the Final Maturity Date that number of Shares obtained by dividing the aggregate principal amount of the Securities then outstanding, or such portions thereof payable in Shares, as the case may be, together with accrued and unpaid interest thereon, by 95% of the Current Market Price (the “Share Maturity Right”).

(b)	The Company shall exercise the Share Maturity Right by so specifying in a maturity notice (the “Maturity Notice”) which shall be delivered to the Trustee and the Holders (and to beneficial owners as required by applicable law) not more than 60 days and not less than 40 days prior to the Final Maturity Date. The Maturity Notice shall also specify the portion of the principal amount of Securities, together with accrued and unpaid interest thereon, in respect of which the Company is exercising the Share Maturity Right, if both cash and Shares are payable, the percentage of each on a per Security basis and the method of calculating the Current Market Price. When the Company determines the actual number of Shares to be issued and delivered in accordance with the provisions of this Section 3.11, it will issue a press release on a national newswire and publish such information on its website.

The Company may not change the form of components or percentages of consideration set out in a Maturity Notice except with respect to the payment of the principal amount of Securities, together with accrued and unpaid interest thereon, in cash pursuant to the non-satisfaction of the conditions under Section 3.11(c).

(c)	The Company’s right to exercise the Share Maturity Right shall be conditional upon the following conditions being met on the Business Day immediately preceding the Final Maturity Date:
(i)	the Shares to be issued on exercise of the Share Maturity Right shall be qualified for distribution under applicable securities laws of British Columbia, Alberta, Saskatchewan, Manitoba and Ontario and payment in Shares shall not violate the registration requirements of the Securities Act;

(ii)	the Shares to be issued on exercise of the Share Maturity Right shall be listed on the TSX or the TSXV or a national securities exchange or quoted in an inter-dealer quotation system of any registered national securities association;

(iii)	the Company being a reporting issuer in Canada not in default of its reporting obligations under Applicable Securities Legislation where the distribution of such Shares occurs;

(iv)	no Event of Default shall have occurred and be continuing;

(v)	the receipt by the Trustee of an Officer’s Certificate stating that conditions (i), (ii), (iii) and (iv) above have been satisfied and setting forth the number of Shares to be issued and delivered on exercise of the Share Maturity Right and the Current Market Price used for calculating the number of Shares to be issued and delivered to Holders on exercise of the Share Maturity Right; and

(vi)	the receipt by the Trustee of an Opinion of Counsel to the effect that such Shares have been duly authorized and, when issued and delivered pursuant to the terms of this Indenture in payment (whether in whole or in part) of the aggregate principal amount of the Securities then outstanding plus accrued and unpaid interest, if any, will be validly issued as fully paid and non-assessable, that conditions (i) and (ii) above have been satisfied and that, relying exclusively on evidence of no default provided by the relevant securities authorities, condition (iii) above is satisfied, except that the opinion in respect of condition (iii) need not be expressed with respect to those provinces where such evidence is not provided.
If the foregoing conditions are not satisfied prior to the close of business on the Final Maturity Date, the Company shall pay the aggregate principal amount of the Securities in cash in accordance with Section 6.1 and paragraph 3 of the Securities unless each of the Holder and the Company waives the conditions which are not satisfied.

(d)	In the event that the Company duly exercises its Share Maturity Right, upon presentation and surrender of the Securities for payment on the Final Maturity Date, at any place where a register is maintained pursuant to Section 2.5 or any other place specified in the Maturity Notice, the Company shall on or before 11:00 a.m. Toronto Time on the Final Maturity Date make the delivery to the Trustee for delivery to and on account of the Holders, of certificates representing the Shares to which such holders are entitled.

(e)	The Company will not issue fractional Shares upon the exercise of the Share Maturity Right. If more than one Security shall be surrendered for purchase at one time by the same Holder, the number of full Shares that shall be issuable upon purchase shall be computed on the basis set forth in Section 3.11(a). In lieu of any fractional Shares, the Company will pay to the Trustee for the account of the

Holders, at the time contemplated in Section 6.1 and paragraph 3 of the Securities, the cash equivalent thereof (less any tax required to be deducted, if any) determined for each Holder by multiplying the applicable fraction of a Share otherwise to be issued and delivered under this Section 3.11 by the Current Market Price.
(f)	A Holder shall be treated as the Holder of record of the Shares issued on due exercise by the Company of its Share Maturity Right effective immediately after the close of business on the Final Maturity Date, and shall be entitled to all substitutions therefor, all income earned thereon or accretions thereto and all dividends or distributions (including dividends or distributions in kind) thereon and arising thereafter, and in the event that the Trustee receives the same, it shall hold the same for the benefit of such Holder.

(g)	The Company shall at all times reserve and keep available out of its authorized Shares (if the number thereof is or becomes limited), solely for the purpose of issue and delivery upon the exercise of the Share Maturity Right as provided herein, and shall issue to Holders to whom Shares will be issued pursuant to the exercise of the Share Maturity Right, such number of Shares as shall be issuable in such event. All Shares which shall be so issuable shall be duly and validly issued as fully paid and non-assessable.

(h)	Each certificate representing Shares issued in payment of the principal amount of the Securities bearing the Restrictive Legend set forth in Section 2.14(g), as well as all certificates issued in exchange for or in substitution of the foregoing securities shall bear the Restrictive Legend set forth in Section 2.14(g); provided that if the Shares are being sold in accordance with Rule 904 of Regulation S, the Restrictive Legend may be removed by providing a duly completed and signed certificate, the form of which may be obtained from the Registrar, to the Registrar and the Company, upon receipt of which the Company has agreed to cause its counsel to deliver to the Registrar, at the Company’s expense, such legal opinions or other documentation satisfactory to the Registrar, to the effect that such Restrictive Legend is no longer required under applicable requirements of the Securities Act; and provided further that, if any such securities are being sold pursuant to an exemption provided by Rule 144 under the Securities Act or any other available exemption from the registration requirements of the Securities Act, the Restrictive Legend may be removed by delivery to the Trustee, as registrar and transfer agent of the Securities, an Opinion of Counsel, of recognized standing reasonably satisfactory to the Company and the Trustee, to the effect that the Restrictive Legend is no longer required under the applicable requirements of the Securities Act or state securities laws. Provided that the Trustee obtains confirmation from the Company that such Counsel is satisfactory to it, it shall be entitled to rely on such Opinion of Counsel without further inquiry.

3.12	Securities Purchased in Part.
     Any Security that is to be purchased only in part shall be surrendered at the office of a Paying Agent, and promptly after the Change of Control Purchase Date , the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of such authorized denomination or denominations as may be requested by such Holder, in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered that is not purchased. No Security shall be purchased in part unless the principal amount redeemed is $1,000 or any integral thereof.
3.13	Compliance with Securities Laws Upon Purchase of Securities.
     In connection with any offer to purchase Securities under Section 3.7 or Section 3.11, the Company shall (a) comply with Rule 13e-4 and Rule 14e-1 (or any successor to either such Rule), and any other tender offer rules, if applicable, under the Exchange Act, (b) file the related Schedule TO (or any successor or similar schedule, form or report) if required under the Exchange Act, and (c) otherwise comply with all Canadian federal and provincial laws and United States securities laws in connection with such offer to purchase or purchase of Securities, all so as to permit the rights of the Holders and obligations of the Company under Sections 3.7 through 3.11 to be exercised in the time and in the manner specified therein. To the extent that compliance with any such laws, rules and regulations would result in a conflict with any of the terms hereof, this Indenture is hereby modified to the extent required for the Company to comply with such laws, rules and regulations.
3.14	Purchase of Securities in Open Market.
     The Company shall surrender any Security purchased by the Company pursuant to this Article III to the Trustee for cancellation. Any Securities surrendered to the Trustee for cancellation may not be reissued or resold by the Company and will be cancelled promptly in accordance with Section 2.13. The Company may repurchase Securities at any price in open market or by tender or by private agreement.
ARTICLE IV
CONVERSION
4.1	Conversion Privilege and Conversion Rate.
(a)	Upon compliance with the provisions of this Article IV, at the option of the Holder thereof, any Security or portion thereof that is an integral multiple of $1,000 principal amount may be converted into fully paid and non-assessable Shares (calculated as to each conversion to the nearest 1/10,000th of a share) at any time prior to the close of business on the Business Day immediately preceding the Final Maturity Date, unless previously redeemed by the Company or purchased by the Company at the Holders’ option pursuant to a Change of Control Purchase Offer, at the Conversion Rate in effect at such time, determined as hereinafter provided, and subject to the adjustments described below.

(b)	The conversion rights pursuant to this Article IV shall commence on the initial issuance date of the Securities and expire at the close of business on the Business Day immediately preceding the Final Maturity Date. If a Security is called for redemption or submitted or presented for purchase pursuant to Article III, such conversion right shall terminate at the close of business on the Business Day immediately preceding the Redemption Date (except with respect to those Securities which the Holder has elected pursuant to Section 3.2(b) not to have redeemed) or Change of Control Purchase Date for such Security (unless the Company shall fail to make the Redemption Price or Change of Control Purchase Price payment when due in accordance with Article III, in which case the conversion right shall terminate at the close of business on the date such failure is cured and such Security is redeemed or purchased, as the case may be). Securities in respect of which a Change of Control Purchase Notice has been delivered may not be surrendered for conversion pursuant to this Article IV prior to a valid withdrawal of such Change of Control Purchase Notice in accordance with the provisions of Article III.

(c)	Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of a Security.

(d)	A Holder of Securities is not entitled to any rights of a holder of Shares until such Holder has converted its Securities into Shares, and only to the extent such Securities are deemed to have been converted into Shares pursuant to this Article IV.

(e)	The Conversion Rate shall be adjusted in certain instances as provided in Section 4.1(f) and Section 4.5.

(f)	If there shall have occurred a Change of Control in which either:
(1)	more than 10% of the consideration for the Shares in the transaction or transactions constituting the Change of Control consists of cash, other than cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights, then, subject to the provisions of Section 3.7(d) regarding a Public Acquiror Change of Control, the Company shall pay a “Make Whole Premium” to the Holders of the Securities who convert their Securities during the period beginning 10 Trading Days before the anticipated Change of Control Effective Date and ending on the Change of Control Purchase Date, by increasing the Conversion Rate for such Securities; or

(2)	the consideration for the Shares in the transaction or transactions constituting the Change of Control consists primarily of trust units, limited partnership units or other participating equity securities of a trust, limited partnership or similar entity, the Company will pay a Make Whole Premium to the Holders of the Securities who provide, during the period beginning 20 Trading Days before the anticipated Change of Control Effective Date and ending on a date specified by the Company (not to be more than five Trading Days prior to the anticipated Change of Control Effective Date), a notice of intent to convert their Securities immediately prior to the Change of Control Effective Date, by increasing the Conversion Rate for such Securities, provided that in a Change of Control meeting the requirements of both (1) and (2), (2) shall govern. Notwithstanding any other provision of this Indenture, in the circumstances described under (2) above, where the Company makes available a Make Whole Premium to Holders, the Company shall not be required to make the Change of Control Purchase Offer provided for in Section 3.7(a). For the avoidance of doubt, the Company shall not be obliged to make available the Make Whole Premium otherwise than by the issuance of Shares on conversion.

The number of additional Shares per $1,000 principal amount of Securities constituting the Make Whole Premium shall be determined by reference to the table below, based on the Change of Control Effective Date and the Share Price of such Change of Control; provided that if the Share Price or Change of Control Effective Date are not set forth on the table then: (i) if the actual Share Price on the Change of Control Effective Date is between two Share Prices on the table or the actual Change of Control Effective Date is between two Change of Control Effective Dates on the table, the Make Whole Premium will be determined by a straight-line interpolation between the Make Whole Premiums set forth for the two Share Prices and the two Change of Control Effective Dates on the table based on a 365-day year, as applicable, (ii) if the Share Price on the Change of Control Effective Date exceeds $16.00 per Share, subject to adjustment as set forth herein, no Make Whole Premium will be paid, and (iii) if the Share Price on the Change of Control Effective Date is less than $2.74 per Share, subject to adjustment as set forth herein, no Make Whole Premium will be paid. If Holders of Shares receive only cash in the transaction, the Share Price shall be the cash amount paid per Share in connection with the Change of Control. Otherwise, the Share Price shall be equal to the Current Market Price of the Shares immediately preceding the applicable Change of Control Effective Date. For the avoidance of doubt, the Company shall not be obliged to pay the Make Whole Premium otherwise than by the issuance of Shares upon conversion.
Make Whole Premium Upon a Change of Control
(Number of Additional Shares per $1,000 Security)

	Change of Control Effective Date
Share Price on
Change of
Control	December	December	December	December	December	December
Effective Date	31, 2006	31, 2007	31, 2008	31, 2009	31, 2010	31, 2011
$2.74	61.99	60.89	59.39	57.95	56.16	0.00
$3.00	54.65	52.39	49.40	45.88	40.21	0.00
$3.50	44.72	41.67	37.65	32.15	23.34	0.00
$4.00	38.73	35.30	30.80	24.92	15.78	0.00
$4.50	34.80	31.30	26.85	21.08	12.41	0.00
$5.00	31.96	28.55	24.18	18.57	10.69	0.00

	Change of Control Effective Date
Share Price on
Change of
Control	December	December	December	December	December	December
Effective Date	31, 2006	31, 2007	31, 2008	31, 2009	31, 2010	31, 2011
$6.00	27.58	24.63	20.68	15.56	8.78	0.00
$7.00	24.54	21.91	18.28	13.61	7.55	0.00
$8.00	22.16	19.67	16.34	12.06	6.62	0.00
$10.00	18.54	16.29	13.38	9.76	5.30	0.00
$12.00	15.79	13.79	11.27	8.16	4.42	0.00
$14.00	13.72	11.94	9.70	7.00	3.79	0.00
$16.00	12.10	10.49	8.51	6.13	3.31	0.00
The Share Prices set forth in the first column of the table above will be adjusted as of any date on which the Conversion Rate of the Securities is adjusted. The adjusted Share Prices will equal the Share Prices applicable immediately preceding such adjustment multiplied by a fraction, the numerator of which is the Conversion Rate immediately preceding the adjustment giving rise to the Share Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of additional Shares set forth in the table above will be adjusted in the same manner as the Conversion Rate as set forth in Section 4.5 hereof, other than as a result of an adjustment of the Conversion Rate by adding the Make Whole Premium as described above.

(g)	By delivering the number of Shares issuable on conversion to the Trustee, the Company will be deemed to have satisfied its obligation to pay the principal amount of the Securities so converted and will be deemed to have satisfied its obligation to pay accrued and unpaid interest attributable to the period from the most recent Interest Payment Date through the Conversion Date (which amount will be deemed paid in full rather than cancelled, extinguished or forfeited).
4.2	Conversion Procedure.
(a)	To convert a Security, a Holder must (1) complete and manually sign the conversion notice on the back of the Security and deliver such notice to the Conversion Agent, (2) surrender the Security to a Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by a Registrar or a Conversion Agent, and (4) if required, pay all transfer and similar taxes. The date on which the Holder satisfies all of those requirements is the “Conversion Date”. Upon the conversion of a Security, the Company will pay the cash and deliver the Shares, as applicable, as promptly as practicable after the later of the Conversion Date and the date that all calculations necessary to make such payment and delivery have been made, but in no event later than five Business Days after the later of those dates.

(b)	The person in whose name the Shares are issuable upon conversion shall be deemed to be a holder of record of such Shares on the later of (i) the Conversion Date, (ii) the expiration of the period in which the Company may agree to deliver cash in lieu of Shares, or (iii) if the Company agrees to deliver cash in lieu of some, but not all, of such Shares, the date on which the amount of cash issuable per Security has been determined; provided, however, that no surrender of a Security on any Conversion Date when the stock transfer books of the Company shall be closed shall be effective to constitute the person or persons entitled to receive the Shares upon conversion as the record holder or holders of such Shares on such date, but such surrender shall be effective to constitute the person or persons entitled to receive such Shares as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; provided further that such conversion shall be at the Conversion Rate in effect on the Conversion Date as if the stock transfer books of the Company had not been closed. Upon conversion of a Security, such person shall no longer be a Holder of such Security. Except as set forth in this Indenture, no payment or adjustment will be made for dividends or distributions declared or made on Shares issued upon conversion of a Security prior to the issuance of such Shares.

Holders of Securities surrendered for conversion (in whole or in part) during the period from the close of business on any Regular Record Date to the opening of business on the next succeeding Interest Payment Date will receive the semi-annual interest payable on such Securities on the corresponding Interest Payment Date notwithstanding the conversion. Upon surrender of any such Securities for conversion, such Securities shall also be accompanied by payment in funds acceptable to the Company of an amount equal to the interest payable on such corresponding Interest Payment Date, unless the Company has issued a Notice of Redemption pursuant to Section 3.3 in which case no such payment is required. In the event that a Holder exercises its right to convert the Securities held by such Holder in accordance with this Article IV, following the issuance by the Company of a Notice of Redemption such Holder will be entitled, in addition to the applicable number of Shares, to receive accrued and unpaid interest, if any, for the period from the last Interest Payment Date to the Conversion Date. Except as otherwise provided in this Section 4.2(b), no payment or adjustment will be made for accrued interest on a converted Security. Instead, accrued interest will be deemed paid by the Shares (or any cash in lieu thereof) received by the Holder on conversion. Delivery to the Holder of the full number of Shares into which the Security is convertible (or any cash in lieu thereof), together with any cash payment of such Holder’s fractional Shares, will thus be deemed:
(i)	to satisfy the Company’s obligation to pay the principal amount of a Security; and

(ii)	to satisfy the Company’s obligation to pay accrued and unpaid interest.
Therefore, accrued interest is deemed paid in full rather than cancelled, extinguished or forfeited.

(c)	Subject to Section 4.2(b), nothing in this Section shall affect the right of a Holder in whose name any Security is registered at the close of business on a Regular Record Date to receive the interest payable on such Security on the related

Interest Payment Date in accordance with the terms of this Indenture and the Securities. If a Holder converts more than one Security at the same time, the amount of cash to be paid and the number of Shares issuable upon the conversion, if any, (and the amount of any cash in lieu of fractional shares pursuant to Section 4.3) shall be based on the aggregate principal amount of all Securities so converted.

(d)	In the case of any Security which is converted in part only, upon such conversion the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof, without service charge to the Holder, a new Security or Securities of authorized denominations in an aggregate principal amount equal to the, and in exchange for, unconverted portion of the principal amount of such Security. A Security may be converted in part, but only if the principal amount of such part is an integral multiple of $1,000 and the principal amount of such Security to remain outstanding after such conversion is equal to $1,000 or any integral multiple of $1,000 in excess thereof.
4.3	Fractional Shares.
     The Company will not issue fractional Shares upon conversion of Securities. If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of full Shares that shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof to the extent permitted hereby) so surrendered. In lieu of any fractional Shares, the Company will pay an amount in cash equal to the applicable fraction multiplied by the Current Market Price.
4.4	Company to Provide Shares.
(a)	The Company shall, prior to issuance of any Securities hereunder, and from time to time as may be necessary, reserve, out of its authorized but unissued Shares, a sufficient number of Shares to permit the conversion of all outstanding Securities into Shares.

(b)	All Shares delivered upon conversion of the Securities shall be newly issued shares, shall be duly authorized, validly issued, fully paid and non-assessable and shall be free from pre-emptive or similar rights and free of any lien or adverse claim as the result of any action by the Company.

(c)	The Company will endeavor promptly to comply with all Canadian federal and provincial and United States securities laws regulating the offer and delivery of Shares upon conversion of Securities.
4.5	Adjustment of Conversion Rate.
(a)	The Conversion Rate shall be adjusted from time to time by the Company as follows:
(1)	If the Company shall pay a dividend or make a distribution to all holders of outstanding Shares in Shares, the Conversion Rate in effect immediately preceding the record date for the determination of shareholders entitled to receive such dividend or other distribution shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately preceding such record date by a fraction of which the numerator shall be the sum of the number of Shares outstanding at the close of business on such record date plus the total number of Shares constituting such dividend or other distribution and of which the denominator shall be the number of Shares outstanding at the close of business on such record date. Such adjustment shall be made successively whenever any such dividend or distribution is made and shall become effective immediately after such record date. For the purpose of this clause (1), the number of Shares at any time outstanding shall not include Shares held in the treasury of the Company. The Company will not pay any dividend or make any distribution on Shares held in the treasury of the Company. If any dividend or distribution of the type described in this clause is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
(2)	If the Company shall subdivide its outstanding Shares into a greater number of Shares, or combine its outstanding Shares into a smaller number of Shares, the Conversion Rate in effect immediately preceding the day upon which such subdivision or combination becomes effective shall be, in the case of a subdivision of Shares, proportionately increased and, in the case of a combination of Shares, proportionately reduced. Such adjustment shall be made successively whenever any such subdivision or combination of the Shares occurs and shall become effective immediately after the date upon which such subdivision or combination becomes effective.

(3)	If the Company shall issue rights or warrants to all holders of its outstanding Shares entitling them (for a period expiring within 45 days after such issuance) to subscribe for or purchase Shares (or securities convertible into Shares) at a price per Share (or having a conversion price per Share) less than the Current Market Price per Share on the record date for the determination of shareholders entitled to receive such rights or warrants, the Conversion Rate in effect immediately prior thereto shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately preceding such record date by a fraction of which the numerator shall be the number of Shares outstanding at the close of business on such record date plus the number of additional Shares offered (or into which the convertible securities so offered are convertible) and of which the denominator shall be the number of Shares outstanding at the close of business on such record date plus the number of Shares which the aggregate offering price of the total number of Shares so offered for subscription or purchase (or the aggregate conversion price of the convertible securities so offered for subscription or purchase, which shall be determined by multiplying the number of Shares issuable upon conversion of such convertible securities by the conversion price per Share pursuant to the terms of such convertible securities) would purchase at the Current Market Price per Share on such record date. Such adjustment shall be made successively whenever any such rights or warrants are issued, and shall become effective immediately after such record date. To the extent that Shares (or securities convertible into Shares) are not delivered after the expiration of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of Shares actually delivered. If such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if the record date for the determination of shareholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the shareholders to subscribe for or purchase Shares at a price less than the Current Market Price per Share and in determining the aggregate offering price of the total number of Shares so offered, there shall be taken into account any consideration received by the Company for such rights or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(4)	If the Company shall make a distribution to all holders of Shares of shares in the capital of the Company, other than Shares, or evidences of indebtedness or other assets of the Company, including securities (but excluding (x) any issuance of rights or warrants for which any adjustment was made pursuant to Section 4.5(a)(3), and (y) any dividend or distribution paid exclusively in cash for which an adjustment was made pursuant to Section 4.5(a)(6)) (the “Distributed Securities”), then in each such case (unless the Company distributes such Distributed Securities to the Holders of Securities on such dividend or distribution date (as if each Holder had converted such Security into Shares, immediately preceding the record date with respect to such distribution)) the Conversion Rate in effect immediately preceding the record date fixed for the determination of shareholders entitled to receive such dividend or distribution shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately preceding such record date by a fraction of which the numerator shall be the Current Market Price per Share on such record date and of which the denominator shall be the Current Market Price per Share on such record date less the fair market value (as determined by the Board of Directors, whose determination shall be conclusive evidence of such fair market value and which shall be evidenced by an Officers’ Certificate delivered to the Trustee) on such record date of the portion of the Distributed Securities so distributed applicable to one Share (determined on the basis of the number of Shares outstanding at the close of business on such record date). Such adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of shareholders entitled to receive such distribution. In the event that such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

If the then fair market value (as so determined) of the portion of the Distributed Securities so distributed applicable to one Share is equal to or greater than the Current Market Price per Share on such record date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder of a Security shall have the right to receive upon conversion the amount of Distributed Securities so distributed that such Holder would have received had such Holder converted each Security on such record date; provided, however, that if, prior to the date that is five years plus one day from the last Original Issue Date, Holders would otherwise be entitled to receive, upon conversion of the Securities, any Ineligible Consideration, such Holders shall not be entitled to receive such Ineligible Consideration but the Company shall have the right (at the sole option of the Company) to deliver either such Ineligible Consideration or “prescribed securities” for the purposes of clause 212(1)(b)(vii)(E) of the Tax Act (or any successor provision) with a market value equal to the market value of such Ineligible Consideration. If the Board of Directors determines the fair market value of any distribution for purposes of this Section 4.5(a) (4) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price of the Shares.

Notwithstanding the foregoing, if the securities distributed by the Company to all holders of its Shares consist of Capital Stock of, or similar equity interests in, a Subsidiary or other business unit of the Company (the “Spinoff Securities”), the Conversion Rate shall be adjusted, unless the Company makes an equivalent distribution to the Holders of Securities, so that the same shall be equal to the rate determined by multiplying the Conversion Rate in effect on the record date fixed for the determination of shareholders entitled to receive such distribution by a fraction, the numerator of which shall be the sum of (A) the weighted average trading price of one Share over the 20 consecutive Trading Day period (the “Spinoff Valuation Period”) commencing on and including the fifth Trading Day after the date on which ex-dividend trading commences for such distribution on the TSXV or the TSX, if the Shares are then listed on the TSX, or such other national or regional exchange or market on which the Shares are then listed or quoted and (B) the product of (i) the weighted average trading price (calculated in substantially the same way as the Current Market Price is calculated for the Shares) over the Spinoff Valuation Period of the Spinoff Securities or, if no such prices are available, the fair market value of the Spinoff Securities as reasonably determined by the Board of Directors (which determination shall be conclusive and shall be evidenced by an Officers’ Certificate delivered to the Trustee) multiplied by (ii) the number of Spinoff Securities distributed in respect of one Share and the denominator of which shall be the weighted average trading price of one Share over the Spinoff Valuation Period, such adjustment to become effective immediately preceding the opening of business on the 25th Trading Day after the date on which ex-dividend trading commences; provided, however, that the Company may in lieu of the foregoing adjustment elect to make adequate provision so that each Holder of Securities shall have the right to receive upon conversion thereof the amount of such Spinoff Securities that such Holder of Securities would have received if such Securities had been converted on the record date with respect to such distribution; provided, however, that if, prior to the date that is five years plus one day from the last Original Issue Date, Holders would otherwise be entitled to receive, upon conversion of the Securities, any Ineligible Consideration, such Holders shall not be entitled to receive such Ineligible Consideration but the Company shall have the right (at the sole option of the Company) to deliver either such Ineligible Consideration or “prescribed securities” for the purposes of clause 212(1)(b)(vii)(E) of the Tax Act (or any successor provision) with a market value equal to the market value of such Ineligible Consideration.

(5)	With respect to any rights or warrants (the “Rights”) that may be issued or distributed pursuant to any current or future rights plan of the Company (each a “Rights Plan”), in lieu of any adjustment required by any other provision of this Section 4.5 upon conversion of the Securities into Shares, to the extent that such Rights Plan is in effect upon such conversion, the Holders of Securities will receive, as a result of becoming a holder of Shares and not as additional consideration for the conversion of the Securities, with respect to the Shares issued upon conversion, the Rights described therein (whether or not the Rights have separated from the Shares at the time of conversion), subject to the limitations set forth in and in accordance with any such Rights Plan; provided that if, at the time of conversion, however, the Rights have separated from the Shares in accordance with the provisions of the Rights Plan so that Holders would not be entitled to receive any rights in respect of the Shares issuable upon conversion of the Securities as a result of the timing of the Conversion Date, the Conversion Rate will be adjusted as if the Company distributed to all holders of Shares Distributed Securities as provided in the first paragraph of clause (4) of this Section 4.5(a), subject to appropriate readjustment in the event of the expiration, termination, repurchase or redemption of the Rights. Any distribution of rights or warrants pursuant to a Rights Plan complying with the requirements set forth in the immediately preceding sentence of this paragraph shall not constitute a distribution of rights or warrants pursuant to this Section 4.5(a). Other than as specified in this clause (5) of this Section 4.5(a), there will not be any adjustment to the Conversion Rate as the result of the issuance of any Rights, the distribution of separate certificates representing such Rights, the exercise or redemption of such Rights in accordance with any Rights Plan or the termination or invalidation of any Rights.

(6)	If the Company shall, by dividend or otherwise, at any time distribute (a “Triggering Distribution”) to all holders of its Shares a payment consisting exclusively of cash (excluding any dividend or distribution in connection with the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary) the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying such Conversion Rate in effect immediately preceding the close of business on the record date for such Triggering Distribution (a “Determination Date”) by a fraction of which the numerator shall be the Current Market Price per Share on the Determination Date and the denominator of which shall be the Current Market Price per Share on the Determination Date less the amount of such cash dividend or distribution applicable to one Share (determined on the basis of the number of Shares outstanding at the close of business on the Determination Date), such increase to become effective immediately preceding the opening of business on the day following the date on which the Triggering Distribution is paid. If the amount of cash dividend or distribution applicable to one Share is equal to or greater than the Current Market Price per Share on the Determination Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder of a Security shall have the right to receive upon conversion the amount of cash so distributed that such Holder would have received had such Holder converted each Security on such Determination Date; provided, however, that if, prior to the date that is five years plus one day from the last Original Issue Date, Holders would otherwise be entitled to receive, upon conversion of the Securities, any amount of cash pursuant to this Section 4.5(a)(6), such Holders shall not be entitled to receive such amount of cash but the Company shall have the right (at the sole option of the Company) to deliver either such amount of cash or “prescribed securities” for the purposes of clause 212(1)(b)(vii)(E) of the Tax Act (or any successor provision) with a market value equal to the amount of cash to which the Holders would otherwise have been entitled. In the event that such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such divided or distribution had not been declared.

(7)	If any tender offer made by the Company or any of its Subsidiaries for all or any portion of Shares shall expire, then, if the tender offer shall require the payment to shareholders of consideration per Share having a fair market value (determined as provided below) that exceeds the Current Market Price per Share on the last date (the “Expiration Date”) tenders could have been made pursuant to such tender offer (as it may be amended) (the last time at which such tenders could have been made on the Expiration Date is hereinafter sometimes called the “Expiration Time”), the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately preceding the close of business on the Expiration Date by a fraction of which (i) the numerator shall be the sum of (A) the fair market value of the aggregate consideration (the fair market value as determined by the Board of Directors, whose determination shall be conclusive evidence of such fair market value and which shall be evidenced by an Officers Certificate delivered to the Trustee) payable to shareholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of all Shares validly tendered and not withdrawn as of the Expiration Time (the Shares deemed so accepted, up to any such maximum, being referred to as the “Purchased Shares”) and (B) the product of the number of Shares outstanding (less any Purchased Shares and excluding any Shares held in the treasury of the Company) at the Expiration Time and the Current Market Price per Share on the Expiration Date and (ii) the denominator of which shall be the product of the number of Shares outstanding (including Purchased Shares but excluding any Shares held in the treasury of the Company) at the Expiration Time multiplied by the Current Market Price per Share on the Expiration Date, such increase to become effective immediately preceding the opening of business on the day following the Expiration Date. In the event that the Company is obligated to purchase Shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any or all such purchases or any or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate which would have been in effect based upon the number of Shares actually purchased, if any. If the application of this clause (7) of Section 4.5(a) to any tender offer would result in a decrease in the Conversion Rate, no adjustment shall be made for such tender offer under this clause (7).

(8)	For purposes of this Section 4.5, the term “tender offer” shall mean and include tender offers, take over bids and exchange offers, all references to “purchases” of Shares in tender offers (and all similar references) shall mean and include the purchase of Shares in tender offers and the acquisition of Shares pursuant to take over bids or exchange offers, and all references to “tendered Shares” (and all similar references) shall mean and include Shares tendered in both tender offers, take over bids and exchange offers.
(b)	In any case in which this Section 4.5 shall require that an adjustment be made following a record date, a Determination Date or Expiration Date, as the case may be, established for the purposes specified in this Section 4.5, the Company may elect to defer (but only until five Business Days following the filing by the Company with the Trustee of the certificate described in Section 4.7) issuing to the Holder of any Security converted after such record date, Determination Date or Expiration Date the Shares and other Capital Stock of the Company issuable upon such conversion over and above the Shares and other Capital Stock of the Company (or other cash, property or securities, as applicable) issuable upon such conversion only on the basis of the Conversion Rate prior to adjustment; and, in lieu of any cash, property or securities the issuance of which is so deferred, the Company shall issue or cause its transfer agents to issue due bills or other appropriate evidence prepared by the Company of the right to receive such cash, property or securities; provided, however, that if, prior to the date that is five years plus one day from the last Original Issue Date, Holders would otherwise be entitled to receive, upon conversion of the Securities, any Ineligible Consideration, such Holders shall not be entitled to receive such Ineligible Consideration but the Company shall have the right (at the sole option of the Company) to deliver either such Ineligible Consideration or “prescribed securities” for the purposes of clause 212(1) (b) (vii) (E) of the Tax Act (or any successor provision) with a market value equal to the market value of such Ineligible Consideration. If any distribution in respect of which an adjustment to the Conversion Rate is required to be made as of the record date, Determination Date or Expiration Date therefore is not thereafter made or paid by the Company for any reason, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect if such record date had not been fixed or such record date, Determination Date or Expiration Date had not occurred.

(c)	For purposes of this Section 4.5, “record date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Shares have the right to receive any cash, securities or other property or in which the Shares (or other applicable security) are exchanged or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, security or other property (whether or not such date is fixed by the Board of Directors or by statute, contract or otherwise).

(d)	If one or more event occurs requiring an adjustment be made to the Conversion Rate for a particular period, adjustments to the Conversion Rate shall be determined by the Company’s Board of Directors to reflect the combined impact of such Conversion Rate adjustment events, as set out in this Section 4.5, during such period.
4.6	No Adjustment.
(a)	No adjustment in the Conversion Rate shall be required if Holders may participate in the transactions set forth in Section 4.5 above (to the same extent as if the Securities had been converted into Shares immediately preceding such transactions) without converting the Securities held by such Holders, subject to regulatory approval.

(b)	No adjustment in the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Rate as last adjusted; provided, however, that any adjustments which would be required to be made but for this Section 4.6(b) shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article IV shall be made to the nearest cent or to the nearest one-ten thousandth of a share, as the case may be, with one half cent and 0.00005 of a share, respectively, being rounded upward.

(c)	No adjustment in the Conversion Rate shall be required for issuances of Shares pursuant to a Company plan for reinvestment of dividends or interest or for a change in the par value or a change to no par value of the Shares.

(d)	To the extent that the Securities become, on or after the date that is five years plus one day from the last Original Issue Date or following the option of the Company, a successor or acquiror to deliver Ineligible Consideration, convertible into cash, no adjustment need be made thereafter as to the cash.
4.7	Notice of Adjustment.
     Whenever the Conversion Rate or conversion privilege is required to be adjusted pursuant to this Indenture, the Company shall first promptly provide the TSXV or the TSX, if the Securities are then listed on the TSX, or such other exchange on which the Securities are then listed written notice of the adjustment. The Company shall then also promptly mail to Holders a notice of the adjustment and file with the Trustee an Officers’ Certificate briefly stating the facts requiring the adjustment and the manner of computing it. Failure to provide or mail any such notices or any defect therein shall not affect the validity of any such adjustment. Unless and until the Trustee shall receive an Officers’ Certificate setting forth an adjustment of the Conversion Rate, the Trustee may assume without inquiry that the Conversion Rate has not been adjusted and that the last Conversion Rate of which it has knowledge remains in effect.
4.8	Notice of Certain Transactions.
     In the event that there is a dissolution or liquidation of the Company, the Company shall mail to Holders and file with the Trustee a notice stating the proposed effective date. The Company shall mail such notice at least 20 days before such proposed effective date. Failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in this Section 4.8.
4.9	Effect of Reclassification, Consolidation, Amalgamation, Merger or Sale on Conversion Privilege.
(a)	If any of the following shall occur, namely:
(1)	any reclassification, recapitalization or other change of Shares issuable upon conversion of the Securities (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination or any other transaction or event for which an adjustment is provided in Section 4.5);

(2)	any statutory share exchange, consolidation, amalgamation, arrangement, merger or other combination to which the Company is a party other than a merger in which the Company is the continuing corporation and which does not result in any reclassification of, or a change (other than in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in outstanding Shares; or

(3)	any sale or conveyance of all or substantially all the property and assets of the Company, directly or indirectly, to any person (other than a directly or indirectly wholly-owned Subsidiary of the Company), then the Company and any such successor, purchasing or transferee corporation, as the case may be, shall, as a condition precedent to such reclassification, recapitalization, change, combination, statutory share exchange, consolidation, amalgamation, arrangement, merger, sale or conveyance, execute and deliver to the Trustee a supplemental indenture to this Indenture providing that the Holder, unless the Company makes an election under Section 3.7(d) (in which case the Securities shall be convertible into Public Acquiror Shares), convert such Security into the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification; recapitalization, change, combination, statutory share exchange, consolidation, merger, amalgamation, arrangement, sale or conveyance by a holder of the number of Shares deliverable upon conversion of such Security immediately preceding such reclassification, recapitalization, change, combination, statutory share exchange, consolidation, merger, amalgamation, arrangement, sale or conveyance (assuming such holder of Shares did not exercise any right of election as to the kind or amount of stock, other securities or other property or assets, including cash, receivable upon such transaction, and provided that if the kind or amount of stock, other securities or other property or assets receivable upon such transaction is not the same for each Share in respect of which such rights of election shall not have been exercised, then the kind and amount shall be deemed to be the kind and amount receivable per Share by a plurality of the non-electing shares); provided, however, that if, prior to the date that is five years plus one day from the last Original Issue Date, Holders would otherwise be entitled to receive, upon conversion of the Securities, any Ineligible Consideration, such Holders shall not be entitled to receive such Ineligible Consideration but the Company or the successor or acquiror, as the case may be, shall have the right (at the sole option of the Company or the successor or acquiror, as the case may be) to deliver either such Ineligible Consideration or “prescribed securities” for the purposes of clause 212(1)(b)(vii)(E) of the Tax Act (or any successor provision) with a market value equal to the market value of such Ineligible Consideration. The Company shall give notice to the Holders at least 30 days prior to the effective date of such transaction in writing and by a press release on a national newswire stating the consideration into which the Securities will be convertible after the effective date of such transaction. After such notice, the Company or the successor or acquiror, as the case may be, may not change the consideration to be delivered upon conversion of the Security except in accordance with the this Article IV. Such supplemental indenture shall provide for adjustments of the Conversion Rate and other appropriate numerical thresholds which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Rate provided for in this Article IV. If, in the case of any such consolidation, merger, amalgamation, arrangement, combination, statutory share exchange, sale or conveyance, the stock or other securities and property (including cash) receivable thereupon by a holder of Shares include Shares or other securities and property of a person other than the successor, purchasing or transferee corporation, as the case may be, in such consolidation, merger, amalgamation, arrangement, combination, statutory share exchange, sale or conveyance, then such supplemental indenture shall also be executed by such other person and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors shall reasonably consider necessary by reason of the foregoing. The provisions of this Section 4.9 shall similarly apply to successive reclassifications, changes, combinations, consolidations, mergers, amalgamations, arrangements, sales or conveyances. If this Section 4.9(a) applies to any event or occurrence, Section 4.5 shall not apply.

(b)	In the event the Company shall execute a supplemental indenture pursuant to this Section 4.9, the Company shall promptly file with the Trustee;
(1)	an Officers’ Certificate briefly stating the reasons therefore, the kind or amount of shares of stock or other securities or property (including cash) receivable by Holders of the Securities upon the conversion of their Securities after any such reclassification, recapitalization, change, combination, consolidation, merger, amalgamation, arrangement, sale or conveyance, any adjustment to be made with respect thereto and that all conditions precedent have been complied with; and

(2)	an Opinion of Counsel that all conditions precedent thereto and hereunder have been complied with, and shall promptly mail notice thereof to all Holders. Failure to mail such notice or any defect therein shall not affect the validity of such transaction and such supplemental indenture.
4.10	Trustee’s Disclaimer.
(a)	The Trustee shall have no duty to determine when an adjustment under this Article IV should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of that fact or the correctness of any such adjustment, and shall be protected in acting and relying upon, an Officers’ Certificate and Opinion of Counsel, including the Officers’ Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 4.7. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities, and the Trustee shall not be responsible for the Company’s failure to comply with any provisions of this Article IV.

(b)	The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 4.9, but may accept as conclusive evidence of the correctness thereof, and shall be fully protected in relying upon, the Officers’ Certificate and Opinion of Counsel, with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 4.9.

4.11	Voluntary Increase.
     The Company from time to time may increase the Conversion Rate, to the extent permitted by law, if the Board of Directors determines that such increase would be in the best interests of the Company, by any amount for any period of time if the period is at least 20 days. The increase is irrevocable during such period and the Company will give at least 15 days notice of such increase to the Trustee and Holders.
4.12	Payment of Cash in Lieu of Shares.
     The Company may offer and a beneficial holder surrendering Securities for conversion may agree, in lieu of delivery of some or all of the Shares otherwise issuable upon notice of conversion of any Securities, to receive an agreed amount of cash, or cash and Shares, to be delivered per Security in lieu of Shares. The Company will deliver such cash and any Shares, together with any cash payable for fractional shares, to such Holder in accordance with Section 4.2(a).
ARTICLE V
SUBORDINATION OF SECURITIES
5.1	Applicability of Article.
          The indebtedness, liabilities and obligations of the Company hereunder (except as provided in Section 9.7) or under the Securities, whether on account of principal, interest or otherwise, but excluding the issuance of Shares or other securities similar in nature thereto upon any conversion pursuant to Article IV, upon any redemption pursuant to Article III, or at maturity pursuant to Article VI (collectively the “Security Liabilities”), shall be subordinated and postponed and subject in right of payment, to the extent and in the manner hereinafter set forth in the following sections of this Article V, to the full and final payment of all Senior Indebtedness of the Company and each Holder of any such Security by his acceptance thereof agrees to and shall be bound by the provisions of this Article V.
5.2	Order of Payment.
          In the event of any dissolution, winding-up, liquidation, bankruptcy, insolvency, receivership, creditor enforcement, realization or reorganization or other similar proceedings relating to the Company or any of its property (whether voluntary or involuntary, partial or complete) or any other marshalling of the assets and liabilities of the Company or any sale of all or substantially all of the assets of the Company (other than a directly or indirectly wholly-owned Subsidiary of the Company):
(a)	all Senior Indebtedness shall first be paid in full, or provision made for such payment, before any payment is made on account of Security Liabilities;

(b)	any payment or distribution of assets of the Company, whether in cash, property or securities, to which the Holders of the Securities or the Trustee on behalf of such Holders would be entitled except for the provisions of this Article V, shall be paid or delivered by the trustee in bankruptcy, receiver, assignee for the benefit of creditors, or other liquidating agent making such payment or distribution, directly to the holders of Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Indebtedness may have been issued, to the extent necessary to pay all Senior Indebtedness in full after giving effect to any concurrent payment or distribution, or provision therefor, to the Holders of such Senior Indebtedness; and

(c)	the Senior Creditors or a receiver or a receiver-manager of the Company or of all or part of its assets or any other enforcement agent may sell, mortgage, or otherwise dispose of the assets of the Company in whole or in part, free and clear of all Security Liabilities and without the approval of the Holders or the Trustee or any requirement to account to the Trustee or the Holders.
          The rights and priority of the Senior Indebtedness and the subordination pursuant hereto shall not be affected by:
(d)	the time, sequence or order of creating, granting, executing, delivering, or registering, perfecting or failing to register or perfect any security notice, caveat, financing statement or other notice in respect of the Senior Security;

(e)	the time or order of the attachment, perfection or crystallization of any security constituted by the Senior Security;

(f)	the taking of any collection, enforcement or realization proceedings pursuant to the Senior Security;

(g)	the date of obtaining of any judgment or order of any bankruptcy court or any court administering bankruptcy, insolvency or similar proceedings as to the entitlement of the Senior Creditors, or any of them or the Holders or other trustee or any of them to any money or property of the Company;

(h)	the failure to exercise any power or remedy reserved to the Senior Creditors under the Senior Security or to insist upon a strict compliance with any terms thereof;

(i)	whether any Senior Security is now perfected, hereafter ceases to be perfected, is avoidable by any trustee in bankruptcy or like official or is otherwise set aside, invalidated or lapses;

(j)	the date of giving or failing to give notice to or making demand upon the Company; or

(k)	any other matter whatsoever.
5.3	Subrogation to Rights of Holders of Senior Indebtedness.
Subject to the prior payment in full of all Senior Creditors, the Holders shall be subrogated to the rights of the Senior Creditors to receive payments or distributions of assets of the Company to the extent of the application thereto of such payments or other assets which would have been received by the Holders but for the provisions hereof until the principal of and interest on the Securities shall be paid in full, and no such payments or distributions to the Holders of cash, property or securities, which otherwise would be payable or distributable to the Senior Creditors, shall, as between the Company, its creditors other than the Senior Creditors, and the Holders, be deemed to be a payment by the Company to the Senior Creditors or on account of the Senior Indebtedness, it being understood that the provisions of this Article V are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the Senior Creditors, on the other hand.
     The Trustee, for itself and on behalf of each of the Holders, hereby waives any and all rights to require a Senior Creditor to pursue or exhaust any rights or remedies with respect to the Company or any property and assets subject to the Senior Security or in any other manner to require the marshalling of property, assets or security in connection with the exercise by the Senior Creditors of any rights, remedies or recourses available to them.
5.4	Obligation to Pay Not Impaired.
     Nothing contained in this Article V or elsewhere in this Indenture or in the Securities is intended to or shall impair, as between the Company, its creditors other than the Senior Creditors, and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal of and interest on the Securities, as and when the same shall become due and payable in accordance with their terms, or affect the relative rights of the Holders and creditors of the Company other than the Senior Creditors, nor shall anything herein or therein prevent the Trustee or the Holders from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article V of the Senior Creditors.
5.5	No Payment if Senior Indebtedness in Default.
     Upon the maturity of any Senior Indebtedness by lapse of time, acceleration or otherwise, or any other enforcement of any Senior Indebtedness, then all such Senior Indebtedness shall first be paid in full, or shall first have been duly provided for, before any payment is made by the Company on account of the Security Liabilities.
     In case of default with respect to any Senior Indebtedness permitting (either at that time or upon notice, lapse of time or satisfaction of other condition precedent) a Senior Creditor to demand payment or accelerate the maturity thereof, unless and until such default shall have been cured or waived or shall have ceased to exist, no payment (by purchase of Securities or otherwise) shall be made by the Company with respect to the Security Liabilities and neither the Trustee nor the Holders shall be entitled to demand, institute or continue with proceedings for the collection of, or receive any payment or benefit (including without limitation by set-off, combination of accounts or otherwise in any manner whatsoever) on account of the Securities after the happening of such a default (except as provided in Section 5.8), and unless and until such default shall have been cured or waived or shall have ceased to exist, such payments shall be held in trust for the benefit of, and, if and when such Senior Indebtedness shall have become due and payable, shall be paid over to, the Senior Creditors or to the trustee or trustees under any indenture under which any instruments evidencing an amount of the Senior

Indebtedness remaining unpaid until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution to such Senior Creditors.
     The fact that any payment hereunder is prohibited by this Section 5.5 shall not prevent the failure to make such payment from being an Event of Default hereunder.
5.6	Payment on Securities Permitted.
     Nothing contained in this Article V or elsewhere in this Indenture, or in any of the Securities, shall affect the obligation of the Company to make, or prevent the Company from making, at any time except as prohibited by Section 5.2 or 5.5, any payment of principal of or interest on the Securities. The fact that any such payment is prohibited by Section 5.2 or 5.5 shall not prevent the failure to make such payment from being an Event of Default hereunder. Nothing contained in this Article V or elsewhere in this Indenture, or in any of the Securities, shall prevent the conversion of the Securities or, except as prohibited by Section 5.2 or 5.5, the application by the Trustee of any monies deposited with the Trustee hereunder for the purpose, to the payment of or on account of the Security Liabilities.
5.7	Confirmation of Subordination.
Each holder of Securities by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effect the subordination as provided in this Article V and appoints the Trustee his attorney-in-fact for any and all such purposes. Upon request of the Company, and upon being furnished an Officer’s Certificate stating that one or more named persons are Senior Creditors and specifying the amount and nature of the Senior Indebtedness of such Senior Creditor, the Trustee shall enter into a written agreement or agreements with the Company and the person or persons named in such Officer’s Certificate providing that such person or persons are entitled to all the rights and benefits of this Article V as a Senior Creditor and for such other matters, such as an agreement not to amend the provisions of this Article V and the definitions used herein without the consent of such Senior Creditor, as the Senior Creditor may reasonably request. Such agreement shall be conclusive evidence that the indebtedness specified therein is Senior Indebtedness, however, nothing herein shall impair the rights of any Senior Creditor who has not entered into such an agreement.
5.8	Knowledge of Trustee.
     Notwithstanding the provisions of this Article V or any provision in this Indenture or in the Securities contained, the Trustee will not be charged with knowledge of any Senior Indebtedness or of any default in the payment thereof, or of the existence of any other fact that would prohibit the making of any payment of monies to or by the Trustee, or the taking of any other action by the Trustee, unless and until the Trustee has received written notice thereof from the Company, any Holder or any Senior Creditor.
5.9	Trustee May Hold Senior Indebtedness.
     The Trustee is entitled to all the rights set forth in this Article V with respect to any Senior Indebtedness at the time held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture deprives the Trustee of any of its rights as such holder.

5.10	Rights of Holders of Senior Indebtedness Not Impaired.
     No right of any present or future holder of any Senior Indebtedness to enforce the subordination herein will at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any non-compliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof which any such holder may have or be otherwise charged with.
5.11	Altering the Senior Indebtedness.
     The holders of the Senior Indebtedness have the right to extend, renew, modify or amend the terms of the Senior Indebtedness or any security therefor and to release, sell or exchange such security and otherwise to deal freely with the Company, all without notice to or consent of the Holders or the Trustee and without affecting the liabilities and obligations of the parties to this Indenture or the Holders or the Trustee.
5.12	Additional Indebtedness.
     This Indenture does not restrict the Company from incurring or guaranteeing additional indebtedness for borrowed money or otherwise or incurring other liabilities or mortgaging, pledging or charging its properties to secure any indebtedness or liabilities.
5.13	Right of Holder to Convert Not Impaired.
     The subordination of the Securities to the Senior Indebtedness and the provisions of this Article V do not impair in any way the right of a Holder to convert its Securities pursuant to Article IV.
5.14	Invalidated Payments.
     In the event that any of the Senior Indebtedness shall be paid in full and subsequently, for whatever reason, such formerly paid or satisfied Senior Indebtedness becomes unpaid or unsatisfied, the terms and conditions of this Article V shall be reinstated and the provisions of this Article shall again be operative until all Senior Indebtedness is repaid in full, provided that such reinstatement shall not give the Senior Creditors any rights or recourses against the Trustee or the Holders for amounts paid to the Holders subsequent to such payment or satisfaction in full and prior to such reinstatement.
5.15	Contesting Security.
     The Trustee, for itself and on behalf of the Holders, agrees that it shall not contest or bring into question the validity, perfection or enforceability of the Senior Indebtedness or any of the Senior Security, or the relative priority of the Senior Security.

ARTICLE VI
COVENANTS
6.1	Payment of Securities.
(a)	The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities and this Indenture. A payment of principal or interest shall be considered paid on the date it is due if the Paying Agent (other than the Company) holds by 11:00 a.m., Toronto time, on that date money and/or Shares, if applicable, deposited by or on behalf of the Company sufficient to make the payment. Subject to Section 4.2, accrued and unpaid interest on any Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid in cash to the Person in whose name that Security is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose. The principal amount, together with accrued and unpaid interest thereon, Redemption Price or Change of Control Purchase Price, if payable, shall be considered paid on the applicable date due if on such date (or, in the case of Change of Control Purchase Price, on the Business Day following the Change of Control Purchase Date) the Trustee or the Paying Agent holds, in accordance with this Indenture, money and/or Shares, if applicable, sufficient to pay all such amounts then due. The Company shall, to the fullest extent permitted by law, pay interest in immediately available funds and/or Shares, if applicable, on overdue principal amount and interest at the annual rate borne by the Securities compounded semi-annually, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand.

(b)	Payment of the principal of and interest, if any, on the Securities shall be made at the offices or agencies of the Trustee maintained for that purpose in Cities of Toronto, Vancouver or Calgary (which shall initially be at the address set forth in Section 2.5(c)) or at the Corporate Trust Office of the Trustee in such coin or currency of Canada as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by cheque mailed to the address of the Person entitled thereto as such address appears in the Register; provided further that a Holder with an aggregate principal amount in excess of $2,000,000 will be paid by wire transfer in immediately available funds at the election of such Holder if such Holder has provided wire transfer instructions to the Trustee at least 10 Business Days prior to the payment date. Any wire transfer instructions received by the Trustee will remain in effect until revoked by the Holder.
6.2	Reporting Requirements.
(a)	The Company shall file with the Trustee within 15 days after the filing thereof with securities commissions or similar regulatory authorities in each of the provinces of Canada where the Company is a reporting issuer, copies of all reports and other information and documents that the Company is required to file with such securities commissions or similar regulatory authorities and deliver to the Holders; provided however that any reports, information and documents filed on The System for Electronic Document Analysis and Retrieval (SEDAR) shall be deemed to be filed with the Trustee. The Company will provide copies of such reports, information and documents to Holders upon request.
(b)	Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).
6.3	Compliance Certificates.
     The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending December 31, 2006), an Officers’ Certificate as to the signer’s knowledge of the Company’s compliance with all conditions and covenants on its part contained in this Indenture and stating whether or not the signer knows of any Default or Event of Default. If such signer knows of such a Default or Event of Default, the Officers’ Certificate shall describe the Default or Event of Default and the efforts to remedy the same. For the purposes of this Section 6.3, compliance shall be determined without regard to any grace period or requirement of notice provided pursuant to the terms of this Indenture.
6.4	Further Instruments and Acts.
     Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.
6.5	Maintenance of Corporate Existence.
     Subject to Article VII, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.
6.6	Rule 144A Information Requirement.
     Within the period prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), the Company covenants and agrees that it shall, during any period in which it is not subject to Section 13 or 15(d) under the Exchange Act, upon the request of any Holder or beneficial holder of the Securities make available to such Holder or beneficial holder of Securities or any Shares issued upon conversion thereof which continue to be Restricted Securities in connection with any sale thereof and any prospective purchaser of Securities or such Shares designated by such Holder or beneficial holder, the information required pursuant to Rule 144A(d)(4) under the Securities Act and it will take such further action as any Holder or beneficial holder of such Securities or such Shares may reasonably request, all to the extent required from time to time to enable such Holder or beneficial holder to sell its Securities or Shares without registration under the Securities Act within the limitation of the exemption provided by Rule 144A, as such rule may be amended from time to time. Whether a person is a beneficial holder shall be determined by the Company in accordance with the Securities Act (Alberta).
6.7	Stay, Extension and Usury Laws.
     The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or accrued but unpaid interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
6.8	Payment of Additional Amounts.
     All payments made by or on behalf of the Company under or with respect to the Securities (including, without limitation, any penalties, interest and other liabilities related thereto) will be made free and clear of and without withholding or deduction for, or on account of, any present or future tax, duty, levy, impost, assessment or other governmental charge (including, without limitation, penalties, interest and other liabilities related thereto) imposed or levied by or on behalf of the Government of Canada or of any province or territory thereof or by any authority or agency therein or thereof having power to tax, including without limitation any taxes imposed under Part XIII of the Tax Act (or any successor legislation of similar effect) (“Canadian Taxes”), unless the Company is required by law or the interpretation or administration thereof, to withhold or deduct any amounts for, or on account of, Canadian Taxes. If the Company is so required to withhold or deduct any amount for or on account of Canadian Taxes from any payment made under or with respect to the Securities, the Company will pay as additional interest such additional amounts (“Additional Amounts”), as may be necessary so that the net amount received by each Holder after such withholding or deduction (including any withholding or deduction required to be made in respect of Additional Amounts) will not be less than the amount the Holder would have received if such Canadian Taxes had not been withheld or deducted and similar payment (the term “Additional Amounts” shall also include any such similar payments) will also be made by the Company to Holders (other than Excluded Holders) of Securities that are not subject to withholding but are required to pay tax directly on amounts otherwise subject to withholding; provided, however, that no Additional Amounts will be payable with respect to:
(a)	a payment made to a Holder or former Holder of Securities (an “Excluded Holder”) in respect of the beneficial owner thereof:
(i)	with which the Company does not deal at arm’s length (within the meaning of the Tax Act (or any successor legislation of similar effect)) at the time of making such payment;

(ii)	that is subject to such Canadian Taxes by reason of its failure to comply with any certification, identification, information, documentation or other reporting requirement if compliance is required by law, regulation, administrative practice or an applicable treaty as a precondition to exemption from, or a reduction in the rate of deduction or withholding of, such Canadian Taxes (provided that in the case of any imposition or change in any such certification, identification, information, documentation or other reporting requirement which applies generally to Holders of Securities who are not residents of Canada, at least sixty (60) days prior to the effective date of any such imposition or change, the Company shall give written notice, in the manner provided in this Indenture, to the Trustee and the Holders of the Securities then outstanding of such imposition or change, as the case may be, and provide the Trustee and such Holders with such forms or documentation, if any, as may be required to comply with such certification, identification, information, documentation, or other reporting requirement); or

(iii)	that is subject to such Canadian Taxes by reason of its carrying on business in or otherwise being connected with Canada or any province or territory thereof otherwise than by the mere holding of such Securities or the receipt of payments or exercise of any enforcement rights, thereunder; or
(b)	any estate, inheritance, gift, sales, excise, transfer, personal property or similar tax, assessment or governmental charge (“Excluded Taxes”).
     The Company will (1) make such withholding or deduction and (2) remit the full amount deducted or withheld to the relevant authority in accordance with applicable law.
     The Company will furnish to the Trustee, within thirty (30) days after the date the payment of any Canadian Taxes is due pursuant to applicable law in respect of such Securities, certified copies of tax receipts evidencing such payment by the Company.
     The Company will indemnify and hold harmless each Holder of any Securities (other than an Excluded Holder or with respect to Excluded Taxes) and upon written request reimburse each such Holder for the amount of:
(a)	any Canadian Taxes so levied or imposed and paid by such Holder as a result of the failure of the Company to withhold or deduct any amounts for, or on account of, Canadian Taxes under this Section 6.8;

(b)	any liability (including penalties, interest and expenses) arising therefrom or with respect thereto; and

(c)	any Canadian Taxes levied or imposed and paid by the Holder with respect to any reimbursement under clause (a) or (b) above.
     Whenever in this Indenture there is mentioned, in any context, the payment of principal and interest or any other amount payable under or with respect to any Security, such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this Section to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.
     Anything in this Indenture to the contrary notwithstanding, the covenants and provisions of this Section 6.8 shall survive any termination or discharge of this Indenture, and the repayment of all or any of the Securities, and shall remain in full force and effect.
6.9	Maintenance of Office or Agency.
     The Company will maintain an office or agency of the Trustee, Registrar and Paying Agent where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer, purchase or redemption and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Corporate Trust Office shall initially be one such office or agency for all of the aforesaid purposes. Another such office or agency shall be the one referred to in Section 6.1(b). The Company shall give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency (other than a change in the location of the office of the Trustee). If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 14.1. The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency.
ARTICLE VII
CONSOLIDATION; MERGER; CONVEYANCE; TRANSFER OR LEASE
7.1	Company may Consolidate, Etc., Only on Certain Terms.
(a)	The Company may not, without the consent of the Holders, consolidate with or amalgamate or merge with or into any Person (other than a directly or indirectly wholly-owned Subsidiary of the Company) or sell, convey, transfer or lease all or substantially all of the properties and assets of the Company to another Person (other than a directly or indirectly wholly-owned Subsidiary of the Company) unless:
(1)	the Person formed by such consolidation or into which the Company is amalgamated or merged, or the Person which acquires by sale, conveyance, transfer or lease all or substantially all of the properties and assets of the Company is a corporation organized and existing under the laws of Canada or any province or territory thereof or the laws of the United States or any state thereof and such corporation (if other than the Company or the continuing corporation resulting from the amalgamation of the Company with another corporation under the laws of Canada or any province or territory thereof) expressly assumes, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the obligations of the Company under the Securities and this Indenture and the performance or observance of every covenant and provision of this Indenture and the Securities required on the part of the Company to be performed or observed and the conversion rights shall be provided for in accordance with Article IV, by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee, by the Person (if other than the Company or the continuing corporation resulting from the amalgamation of the Company with another corporation under the laws of Canada or any province or territory thereof) formed by such consolidation or into which the Company shall have been merged or by the Person which shall have acquired the Company’s assets;
(2)	after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

(3)	if the Company or the continuing corporation resulting from the amalgamation of the Company with another corporation under the laws of Canada or any province or territory thereof will not be the resulting, continuing or surviving corporation, the Company shall have, at or prior to the effective date of such consolidation, amalgamation, merger or sale, conveyance, transfer or lease, delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer complies with this Article and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with this Article, and that all conditions precedent herein provided for relating to such transaction have been complied with.
(b)	For purposes of the foregoing, the sale, conveyance, transfer or lease (in a single transaction or a series of related transactions) of the properties and assets of one or more Subsidiaries of the Company (other than to the Company or another wholly-owned Subsidiary of the Company), which, if such properties or assets were directly owned by the Company, would constitute all or substantially all of the properties and assets of the Company and its Subsidiaries, taken as a whole, shall be deemed to be the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of the Company.
7.2	Successor Substituted.
     Upon any consolidation of the Company with, or amalgamation or merger of the Company into, any other Person or any sale, conveyance, transfer or lease of all or substantially all of the properties and assets of the Company and its Subsidiaries, taken as a whole, in accordance with Section 7.1, the successor Person formed by such consolidation or into which the Company is amalgamated or merged or to which such sale, conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, and except for obligations the predecessor Person may have under a supplemental indenture entered into pursuant to Section 7.1(a)(3), the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.
ARTICLE VIII
DEFAULT AND REMEDIES
8.1	Events of Default.
(a)	An “Event of Default” shall occur if:
(1)	the Company shall fail to pay when due the principal amount or any Redemption Price or Change of Control Purchase Price of any Security when the same becomes due and payable whether at the Final Maturity Date, upon redemption, acceleration or otherwise; or

(2)	the Company shall fail to pay an installment of cash interest, if any, on any of the Securities, which failure continues for 30 days after the date when due; or

(3)	the Company shall fail to deliver when due all cash and Shares or other consideration, including any Make Whole Premium, deliverable upon conversion of the Securities, which failure continues for 15 days; or

(4)	the Company shall fail to perform or observe any other term, covenant or agreement contained in the Securities or this Indenture, including, without limitation, the requirement to make a Change of Control Purchase Offer for a period of 30 days after receipt by the Company of a Notice of Default specifying such failure; or

(5)	the Company defaults in the payment of principal when due or resulting in acceleration of other indebtedness of the Company for borrowed money where the aggregate principal amount with respect to which the default or acceleration has occurred exceeds $5 million and such acceleration has not been rescinded or annulled or such indebtedness repaid within a period of 30 days after receipt of a Notice of Default, provided that if any such default is cured, waived, rescinded or annulled, then the Event of Default by reason thereof would be deemed not to have occurred; or

(6)	the Company pursuant to or within the meaning of any Bankruptcy Law:
(A)	commences as a debtor a voluntary case or proceeding; or

(B)	consents to the entry of an order for relief against it in an involuntary case or proceeding or the commencement of any case against it; or

(C)	consents to the appointment of a Receiver of it or for all or substantially all of its property; or

(D)	makes a general assignment for the benefit of its creditors; or

(E)	files a petition in bankruptcy or answer or consent seeking reorganization or relief; or

(F)	consents to the filing of such a petition or the appointment of or taking possession by a Receiver; or
(7)	a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
(A)	grants relief against the Company in an involuntary case or proceeding or adjudicates the Company insolvent or bankrupt; or

(B)	appoints a Receiver of the Company or for all or substantially all of the property of the Company; or

(C)	orders the winding up or liquidation of the Company;
and in each case the order or decree remains unstayed and in effect for 60 consecutive days.

The term “Bankruptcy Law” means the Bankruptcy and Insolvency Act (Canada) (or any successor thereto), the Companies’ Creditors Arrangement Act (Canada) (or any successor thereto), or Title 11, United States Code (or any successor thereto) or any similar Canadian federal or provincial, United States or foreign law for the relief of debtors. The term “Receiver” means any receiver (interim or otherwise), trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

(b)	Notwithstanding Section 8.1(a) no Event of Default under clauses (4) or (5) of Section 8.1(a) shall occur until the Trustee notifies the Company in writing, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding notify the Company and the Trustee in writing, of the Default (a “Notice of Default”), and the Company does not cure the Default within the time specified in clause (4) or (5) of Section 8.1(a), as applicable, after receipt of such notice. A notice given pursuant to this Section 8.1 shall be given by registered or certified mail, must specify the Default, demand that it be remedied and state that the notice is a Notice of Default. When any Default under this Section 8.1 is cured, it ceases.

(c)	The Company will deliver to the Trustee, within 5 Business Days after becoming aware of the occurrence of a Default or Event of Default, written notice thereof.

     The Trustee shall not be charged with knowledge of any Event of Default unless written notice thereof shall have been given to the Trustee by the Company, a Paying Agent (if other than the Trustee), any Holder or any agent of any Holder.
8.2	Acceleration.
     If an Event of Default (other than an Event of Default specified in clause (6) or (7) of Section 8.1(a)) occurs and is continuing with respect to the Company, the Trustee may, by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding may, by notice to the Company and the Trustee, declare the principal amount and accrued and unpaid interest, if any, through the date of declaration on all the Securities to be immediately due and payable. Upon such a declaration, such principal amount and such accrued and unpaid interest, if any, shall be due and payable immediately. If an Event of Default specified in Section 8.1(a)(6) or (7) occurs in respect of the Company and is continuing, the principal amount and accrued but unpaid interest, if any, on all the Securities shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders of Securities. The Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may rescind an acceleration and its consequences if (a) all existing Events of Default, other than the nonpayment of the principal of the Securities which have become due solely by such declaration of acceleration, have been cured or waived; (b) to the extent the payment of such interest is lawful, interest (calculated at the rate per annum borne by the Securities) on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; (c) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (d) all payments due to the Trustee and any predecessor Trustee under Section 9.7 have been made. No such rescission shall affect any subsequent Default or impair any right consequent thereto.
8.3	Other Remedies.
(a)	If an Event of Default occurs and is continuing, the Trustee may, but shall not be obligated to, pursue any available remedy by proceeding at law or in equity to collect payment of the principal amount and accrued and unpaid interest, if any, on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

(b)	The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by applicable law.
8.4	Waiver of Defaults and Events of Default.
     Subject to Sections 8.7 and 12.2, the Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may waive an existing Default or

Event of Default and its consequences, except an uncured Default or Event of Default in the payment of the principal of, premium, if any, or any accrued but unpaid interest on any Security, an uncured failure by the Company to convert any Securities into Shares or any Default or Event of Default in respect of any provision of this Indenture or the Securities which, under Section 12.2, cannot be modified or amended without the consent of the Holders of not less than 95% of the aggregate principal amount of Securities then outstanding. When a Default or Event of Default is waived, it is cured and ceases.
8.5	Control by Majority.
     The Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Holder or the Trustee, or that may involve the Trustee in personal liability unless the Trustee is offered funding and indemnity satisfactory to it; provided, however, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.
8.6	Limitations on Suits.
(a)	A Holder may not pursue any remedy with respect to this Indenture or the Securities (except actions for payment of overdue principal, premium, if any, or interest or for the conversion of the Securities pursuant to Article IV) unless:
(1)	the Holder gives to the Trustee written notice of a continuing Event of Default;

(2)	the Holders of at least 25% in aggregate principal amount of the then outstanding Securities make a written request to the Trustee to pursue the remedy;

(3)	such Holder or Holders offer to the Trustee reasonable funding and indemnity to the Trustee against any loss, liability or expense;

(4)	the Trustee does not comply with the request within 60 days after receipt of the request and the offer of funding and indemnity; and

(5)	no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Securities then outstanding.
(b)	No Holder of a Security shall have any right under any provision of this Indenture or the Securities to affect, disturb, or prejudice the rights of another Holder of a Security or to obtain a preference or priority over another Holder of a Security.

8.7	Rights of Holders to Receive Payment and to Convert.
     Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of the principal amount and interest, if any, Redemption Price or Change of Control Purchase Price in respect of the Securities held by such Holder, on or after the respective due dates expressed in the Securities and this Indenture (whether upon redemption, repurchase, or otherwise), and to convert such Security in accordance with Article IV and receive payment of any Make Whole Premium, and to bring suit for the enforcement of any such payment on or after such respective due dates or for the right to convert in accordance with Article IV, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.
8.8	Collection Suit by Trustee.
     If an Event of Default described in clause (1) or (2) of Section 8.1(a) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or another obligor on the Securities for the whole amount owing with respect to the Securities and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
8.9	Trustee may File Proofs of Claim.
     The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor on the Securities), its creditors or its property and shall be entitled and empowered to collect and receive any money or other property payable or deliverable on any such claims and to distribute the same, and any Receiver in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 9.7, and to the extent that such payment of the reasonable compensation, expenses, disbursements and advances in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other property which the Holders may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to, or, on behalf of any Holder, to authorize, accept or adopt any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
8.10	Priorities.
(a)	If the Trustee collects any money pursuant to this Article VIII, it shall pay out the money in the following order:

(1)	first, to the Trustee for amounts due under Section 9.7;

(2)	second, to Holders for amounts due and unpaid on the Securities for the principal amount and interest, as applicable, ratably, without preference or priority of any kind, according to such respective amounts due and payable on the Holders’ Securities;

(3)	third, to such other Person or Persons, if any, to the extent entitled thereto; and

(4)	fourth, the balance, if any, to the Company.
(b)	The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 8.10.
8.11	Appointment of Co-Trustee.
     It is the purpose of this Indenture that there shall be no violation of any law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as trustee in such jurisdiction. It is recognized that in case of litigation under this Indenture, and in particular in case of the enforcement thereof on default, or in the case the Trustee deems that by reason of any present or future law of any jurisdiction it may not exercise any of the powers, rights or remedies herein granted to the Trustee or hold title to the properties, in trust, as herein granted or take any action which may be desirable or necessary in connection therewith, it may be necessary that the Trustee appoint an individual or institution as a separate or co-trustee. The following provisions of this Section are adopted to these ends.
     In the event that the Trustee appoints an additional individual or institution as a separate or co-trustee, each and every remedy, power, right, claim, demand, cause of action, immunity, estate, title, interest and lien expressed or intended by this Indenture to be exercised by or vested in or conveyed to the Trustee with respect thereto shall be exercisable by and vest in such separate or co-trustee but only to the extent necessary to enable such separate or co-trustee to exercise such powers, rights and remedies, and only to the extent that the Trustee by the laws of any jurisdiction is incapable of exercising such powers, rights and remedies and every covenant and obligation necessary to the exercise thereof by such separate or co-trustee shall run to and be enforceable by either of them.
     Should any instrument in writing from the Company be required by the separate or co-trustee so appointed by the Trustee for more fully and certainly vesting in and confirming to it such properties, rights, powers, trusts, duties and obligations, any and all such instruments in writing shall, on request, be executed, acknowledged and delivered by the Company; provided, that if an Event of Default shall have occurred and be continuing, if the Company does not execute any such instrument within fifteen (15) days after request therefor, the Trustee shall be empowered as an attorney-in-fact for the Company to execute any such instrument in the Company’s name and stead. In case any separate or co-trustee or a successor to either shall die, become incapable of acting, resign or be removed, all the estates, properties, rights, powers, trusts, duties and obligations of such separate or co-trustee, so far as permitted by law, shall vest in and be exercised by the Trustee until the appointment of a new trustee or successor to such separate or co-trustee.

          Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:
(a)	all rights and powers, conferred or imposed upon the Trustee shall be conferred or imposed upon and may be exercised or performed by such separate trustee or co-trustee; and

(b)	no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder.
     Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article.
     Any separate trustee or co-trustee may at any time appoint the Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor Trustee.
ARTICLE IX
TRUSTEE
9.1	Indenture Legislation.
(a)	If and to the extent that any provision of this Indenture limits, qualifies or conflicts with a mandatory requirement of Indenture Legislation, such mandatory requirement shall prevail.

(b)	The Company agrees that it will at all times in relation to this Indenture and any action to be taken hereunder observe and comply with and be entitled to the benefits of Indenture Legislation. The Trustee agrees that it will at all times in relation to this Indenture and any action to be taken hereunder observe and comply with and be entitled to the benefits of Indenture Legislation.
9.2	Obligations of Trustee.
(a)	The Trustee shall exercise such of the rights and powers vested in it by this Indenture and act honestly and in good faith with a view to the best interests of the Holders of the Securities and use the same degree of care and skill in its exercise as a prudent corporate trustee would exercise or use in respect of corporate debt instruments.

(b)	The Trustee shall not be bound to give any notice or do or take any act, action or proceeding by virtue of the powers conferred on it hereby unless and until it shall have been required to do so under the terms hereof; nor shall the Trustee be required to take notice of any default hereunder, unless and until notified in writing of such default, which notice shall distinctly specify the default desired to be brought to the attention of the Trustee and in the absence of any such notice the Trustee may for all purposes of this Indenture conclusively assume that no default has been made in the observance or performance of any of the representations, warranties, covenants, agreements or conditions contained herein. Any such notice shall in no way limit any discretion herein given to the Trustee to determine whether or not the Trustee shall take action with respect to any default.

The Trustee may in the exercise of its rights, duties and obligations hereunder, if it is acting in good faith, act on and rely as to the truth of the statements and the accuracy of the opinions expressed within and shall be protected in acting and relying upon the advice, certificate, consent, direction, instruction, notice, opinion, report, request, resolution, statement, statutory declaration or other paper or document required by or delivered in connection with this Indenture. The Trustee may but need not, in its sole discretion, require reasonable evidence of the due execution of any of the foregoing before acting or relying thereon.

(c)	The Trustee may not be relieved from liability for its own gross negligent action, its own gross negligent failure to act, or its own willful misconduct, except that:
(1)	this paragraph does not limit the effect of Section 9.1(b);

(2)	the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer; and

(3)	the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 8.5.
(d)	No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers unless the Trustee shall have received adequate funding and indemnity in its opinion against potential costs and liabilities incurred by it relating thereto.

(e)	Every provision of this Indenture that in any way relates to the Trustee is subject to subsections (a), (b), (c) and (d) of this Section 9.2.

(f)	The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
9.3	Rights of Trustee.
(a)	Subject to Section 9.1:

(1)	The Trustee may act and rely conclusively on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

(2)	Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel, which shall conform to Section 14.3(b). The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion.

(3)	The Trustee may act through its agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(4)	The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

(5)	The Trustee may employ or retain such counsel, accountant, appraisers, engineers or other experts or advisors as it reasonably requires for the purpose of determining and discharging its duties and administering the trusts hereunder and may pay reasonable remuneration for all services so performed by any of them, without taxation of costs of any counsel or advisor, and shall not be responsible for any misconduct on the part of any of them. Any reasonable remuneration so paid by the Trustee shall be repaid to the Trustee in accordance with Section 9.7.

The Trustee may act and rely and shall be protected in acting and relying in good faith on the opinion or advice of or information obtained from any counsel, accountant, appraiser, engineer or other expert or advisor, whether retained or employed by the Company or by the Trustee, in relation to any matter arising in the administration of the trusts hereof.

(6)	The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have provided funding and indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(7)	The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company, and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(8)	The Trustee shall not be deemed to have notice of any Default or Event of Default unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office, and such notice references the Securities and this Indenture.

(9)	The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, including, without limitation as Paying Agent, Registrar and Conversion Agent, and to each agent, custodian and other Person employed to act hereunder.

(10)	The Trustee shall not be required to exercise any powers and shall not have any responsibilities except as expressly provided in this Indenture and shall have no obligation to recognize nor have any liability or responsibility arising under any other document or agreement to which the Trustee is not a party, notwithstanding that reference thereto may be made herein.
9.4	Individual Rights of Trustee.
     The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or an Affiliate of the Company with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Section 9.10.
9.5	Trustee’s Disclaimer.
     The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities or of any recitals or statements of fact herein. It shall not be accountable for the Company’s use of the Securities or any proceeds from the Securities and it shall not be responsible for any statement in the Securities other than its certificate of authentication.
9.6	Notice of Default or Events of Default.
     If a Default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Holder of a Security (and to beneficial owners as required by applicable law) notice of all uncured Defaults or Events of Default known to it within 30 days after it becomes known to the Trustee. However, the Trustee may withhold the notice if and for so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interests of Holders of Securities, provided the Trustee gives notice to the Company in writing, and except in the case of a Default or an Event of Default in payment of the principal of, or premium, if any, or interest on any Security when due or in the payment of any redemption or purchase obligation, or the Company’s failure to convert Securities when obligated to convert them.

9.7	Compensation and Indemnity.
(a)	The Company shall pay to the Trustee from time to time such compensation (as agreed to from time to time by the Company and the Trustee in writing) for its services (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it. Such expenses may include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

(b)	The Company shall indemnify the Trustee or any predecessor Trustee (which for purposes of this Section 9.7 shall include its officers, directors, employees and agents) for, and hold it harmless against, any and all loss, liability or expense including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), incurred by it in connection with the acceptance or administration of its duties under this Indenture or any action or failure to act as authorized or within the discretion or rights or powers conferred upon the Trustee hereunder including the reasonable costs and expenses of the Trustee and its counsel in defending (including reasonable legal fees and expenses) itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. Without limiting the generality of the foregoing, the obligation to indemnify, defend and save harmless in accordance herewith shall apply in respect of liabilities suffered by, imposed upon, incurred or in any way connected with or arising from, directly or indirectly, any Environmental Laws. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. The Company need not pay for any settlement effected without its prior written consent, which shall not be unreasonably withheld.

(c)	The Company need not reimburse the Trustee for any expense or indemnify it against any loss or liability incurred by it resulting from its gross negligence, willful misconduct or bad faith.

(d)	The obligations of the Company under this Section 9.7 shall survive the satisfaction and discharge or termination of this Indenture or the resignation or removal of the Trustee.

(e)	When the Trustee incurs expenses or renders services after an Event of Default specified in clause (7) of Section 8.1(a) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law. The provisions of this Section shall survive the termination of this Indenture.
9.8	Replacement of Trustee.
(a)	The Trustee may resign by so notifying the Company. The Holders of a majority in aggregate principal amount of the Securities then outstanding may remove the Trustee by so notifying the Trustee and the Company and may, with the

Company’s written consent, appoint a successor Trustee. The Company may remove the Trustee at any time, so long as no Default or Event of Default has occurred and is continuing, and appoint a successor Trustee in accordance with this Section 9.8.

(b)	If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. The resignation or removal of a Trustee shall not be effective until a successor Trustee shall have delivered the written acceptance of its appointment as described below.

(c)	If a successor Trustee does not take office within 45 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of 10% in principal amount of the Securities then outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee at the expense of the Company.

(d)	If the Trustee fails to comply with Section 9.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e)	A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that and following the payment of all outstanding fees and expenses owed to the Trustee under this Indenture, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee and be released from its obligations (exclusive of any liabilities that the retiring Trustee may have incurred while acting as Trustee) hereunder, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

(f)	A retiring Trustee shall not be liable for the acts or omissions of any successor Trustee after its succession.

(g)	Notwithstanding replacement of the Trustee pursuant to this Section 9.8, the Company’s obligations under Section 9.7 shall continue for the benefit of the retiring Trustee.
9.9	Successor Trustee by Merger, Etc.
     If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business (including the administration of this Indenture) to, another corporation, the resulting, surviving or transferee corporation, without any further act, shall be the successor Trustee; provided such transferee corporation shall qualify and be eligible under Section 9.10. Such successor Trustee shall promptly mail notice of its succession to the Company and each Holder (and to beneficial owners as required by applicable law).

9.10	Eligibility; Disqualification.
(a)	For so long as required by applicable Canadian law, there shall be a Trustee under this Indenture. The Trustee shall at all times be a company organized under the laws of Canada or any province thereof and authorized under such laws to carry on trust business therein.

(b)	If at any time the Trustee shall cease to satisfy any requirements of this Section 9.10, it shall resign immediately in the manner and with the effect specified in this Article IX.
ARTICLE X
SATISFACTION AND DISCHARGE OF INDENTURE
10.1	Satisfaction and Discharge of Indenture.
(a)	This Indenture shall cease to be of further force and effect (except as to any surviving rights of conversion, registration of transfer or exchange of Securities herein expressly provided for and except as further provided below), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when either:
(A)	all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.9 and (ii) Securities for whose payment has theretofore been deposited in trust and thereafter repaid to the Company as provided in Section 10.3) have been delivered to the Trustee for cancellation; or

(B)	all such Securities not theretofore delivered to the Trustee for cancellation,
(i)	have become due and payable,

(ii)	will become due and payable at the Final Maturity Date within one year, or

(iii)	have been called for redemption in accordance with the provisions hereof;
provided in the case of clause (B), that
(1)	the Company has deposited with the Trustee or a Paying Agent (other than the Company or any of its Affiliates) as trust funds in trust for the purpose of and in an amount of money and/or Shares, if applicable, sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Final Maturity Date or Redemption Date, as the case may be. In the event that the Company exercises its right to redeem the Securities as provided in Article III, the Company shall have the right to withdraw its funds and/or Shares, if applicable, previously deposited with the Trustee or Paying Agent pursuant to the immediately preceding sentence;

(2)	the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

(3)	the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein relating to the satisfaction and discharge of this Indenture have been complied with.
(b)	Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company with respect to the conversion privilege and the Conversion Rate of the Securities pursuant to Article IV and, if money shall have been deposited with the Trustee pursuant to clause (1) of Section 10.1(a), the provisions of Sections 2.5, 2.6, 2.7, 2.8, 2.9, 2.14, 6.1, 6.8 and 13.12, Article IV and this Article X, shall survive until the Securities have been paid in full; provided that the indemnity in Section 9.7 shall not be extinguished by the payment of the Securities.
10.2	Application of Trust Money.
(a)	Subject to the provisions of Section 10.3, the Trustee or a Paying Agent shall hold in trust, for the benefit of the Holders, all money and/or Shares, if applicable, deposited with it pursuant to Section 10.1 and shall apply the deposited money and/or Shares, if applicable, in accordance with this Indenture and the Securities to the payment of the principal of and interest on the Securities.

(b)	Upon receipt of a direction from the Company, the Trustee shall invest any proceeds or funds received hereunder in Government Obligations in its name in accordance with such direction. Any direction from the Company to the Trustee shall be in writing and shall be provided to the Trustee no later than 9:00 a.m. (Toronto time) on the day on which the investment is to be made. Any such direction received by the Trustee after 9:00 a.m. (Toronto time) or received on a non-Business Day shall be deemed to have been given prior to 9:00 a.m. the next Business Day. For the purpose hereof, “Government Obligations” means short term interest bearing or discount debt obligations issued or guaranteed by the Government of Canada or a Province of Canada.

In the event that the Trustee does not receive a direction or only a partial direction, the Trustee may hold cash balances constituting part or all of the proceeds or funds and may, but need not, invest same in its deposit department or the deposit department of one of its Affiliates; but the Trustee and its Affiliates shall not be liable to account for any profit to any parties to this Indenture or to any other person or entity other than at a rate, if any, established from time to time by the Trustee or one of its Affiliates. For the purpose of this Section, “Affiliate” means affiliated companies within the meaning of the Canada Business Corporations Act.
10.3	Repayment to Company.
(a)	The Trustee and each Paying Agent shall promptly pay to the Company upon request any excess money and/or Shares, if applicable, deposited with them pursuant to Section 10.1(a) held by them at any time.

(b)	The Trustee and each Paying Agent shall, subject to applicable abandonment property laws, remit to the Company upon request any money and/or Shares, if applicable, held by them for the payment of principal or interest that remains unclaimed for two years after a right to such money and/or Shares, if applicable, have matured; provided, however, that the Trustee or such Paying Agent, before being required to make any such remittance, may at the expense of the Company cause to be mailed to each Holder entitled to such money and/or Shares, if applicable, notice that such money and/or Shares, if applicable, remain unclaimed and that after a date specified therein, which shall be at least 30 days from the date of such mailing, any unclaimed balance of such money and/or Shares, if applicable, then remaining will be remitted to the Company. After remittance to the Company, Holders entitled to money and/or Shares, if applicable, must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.
10.4	Reinstatement.
(a)	If the Trustee or any Paying Agent is unable to apply any money and/or Shares, if applicable, in accordance with Section 10.2 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 10.1 until such time as the Trustee or such Paying Agent is permitted to apply all such money and/or Shares, if applicable, in accordance with Section 10.2; provided, however, that if the Company has made any payment of the principal of or interest on any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive any such payment from the money and/or Shares, if applicable, held by the Trustee or such Paying Agent.

(b)	If pursuant to the last sentence of Section 10.1(a)(1), the Company withdraws its previously deposited funds and/or Shares, if applicable, as a result of its exercise of its redemption right, the Company’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit has occurred pursuant to Section 10.1.

ARTICLE XI
SHARE INTEREST PAYMENT ELECTION
11.1	Share Interest Payment Election.
(a)	Provided that the Company is not in default under this Indenture and that all applicable regulatory approvals have been obtained (including any required approval of any stock exchange on which the Securities or Shares are then listed), the Company shall have the right, from time to time, to make a Share Interest Payment Election in respect of any Interest Obligation by delivering a Share Interest Payment Election Notice to the Trustee no later than the earlier of (i) the date required by applicable law or the rules of any stock exchange on which the Securities or Shares are then listed; and (ii) the date that is 15 Business Days prior to the Interest Payment Date to which the Share Interest Payment Election relates.

(b)	Upon receipt of a Share Interest Payment Election Notice, the Trustee shall, in accordance with this Article XI and such Share Interest Payment Election Notice, deliver Share Bid Requests to the investment banks, brokers or dealers identified by the Company, in its absolute discretion, in the Share Interest Payment Election Notice. In connection with the Share Interest Payment Election, the Trustee shall have the power to: (i) accept delivery of the Shares from the Company and process the Share Bid Requests in accordance with the Share Interest Payment Election Notice; (ii) receive bids with respect to, and upon acceptance by the Company, facilitate the settlement of sales of, such Shares, each as the Company shall direct in its absolute discretion through the investment banks, brokers or dealers identified by the Company in the Share Interest Payment Election Notice; (iii) invest the proceeds of such sales on the direction of the Company in Government Obligations, provided it is practicable to do so prior to the Interest Payment Date, and use such proceeds, together with any proceeds from the sale of Shares not invested as aforesaid, to pay the Interest Obligation in respect of which the Share Interest Payment Election was made; and (iv) perform any other action necessarily incidental thereto. The Share Interest Payment Election Notice shall direct the Trustee to deliver and receive and the Company shall accept only, and each Share Bid Request shall provide that the acceptance of any bid is conditional on the acceptance of, sufficient bids to result in aggregate proceeds from such issue and sale of Shares which, together with the cash payments by the Company in lieu of fractional Shares, if any, equal the Interest Obligation on the Share Delivery Date.

(c)	The Share Interest Payment Election Notice shall provide for, and all bids shall be subject to, the right of the Company, by delivering written notice to the Trustee at any time prior to the consummation of such delivery and sale of the Shares on the Share Delivery Date, to withdraw the Share Interest Payment Election (which shall have the effect of withdrawing each related Share Bid Request), whereupon the Company shall be obliged to pay in cash the Interest Obligation in respect of which the Share Interest Payment Election Notice has been delivered.

(d)	Any sale of Shares pursuant to this Article XI may be made to one or more registered brokers or dealers whose bids are solicited, but all such sales with respect to a particular Share Interest Payment Election shall take place concurrently on the Share Delivery Date.

(e)	The amount received by a Holder of a Security in respect of the Interest Obligation or the entitlement thereto will not be affected by whether or not the Company elects to satisfy the Interest Obligation pursuant to a Share Interest Payment Election.

(f)	The Trustee shall inform the Company promptly following receipt of any Share Bid Requests. The Trustee shall accept such Share Bid Requests as the Company, in its absolute discretion, shall direct by Written Direction of the Company, provided that the aggregate proceeds of all sales of Shares resulting from the acceptance of such bids, together with the amount of any cash payment by the Company in lieu of any fractional Shares, on the Share Delivery Date, must be equal to the related Share Interest Payment Election Amount in connection with any bids so accepted, and the Company and the applicable bidders shall, not later than the Share Delivery Date, enter into Share Purchase Agreements and shall comply with all Applicable Securities Legislation and applicable securities laws of the United States, including the securities rules and regulations of any stock exchange on which the Securities or Shares are then listed. The Company shall pay all fees and expenses in connection with the Share Purchase Agreements including the fees and commissions charged by the investment banks, brokers and dealers and the fees of the Trustee.

(g)	Provided that: (i) all conditions specified in each Share Purchase Agreement to the closing of all sales thereunder have been satisfied, other than the delivery of the Shares to be sold thereunder against payment of the purchase price thereof; and (ii) the purchasers under each Share Purchase Agreement shall be ready, willing and able to perform thereunder, in each case on the Share Delivery Date, the Company shall, on the Share Delivery Date, deliver to the Trustee the Shares to be sold on such date, an amount in cash equal to the value of any fractional Shares and an Officer’s Certificate to the effect that all conditions precedent to such sales, including those set forth in this Indenture and in each Share Purchase Agreement, have been satisfied. Upon such deliveries, the Trustee shall facilitate the settlement of such sales on such Share Delivery Date by the delivery of the Shares to such purchasers against payment to the Trustee in immediately available funds of the purchase price therefor in an aggregate amount equal to the Share Interest Payment Election Amount (less any amount attributable to any fractional Shares), whereupon the sole right of a Holder of Securities to receive such Holder’s portion of the Share Interest Payment Election Amount will be to receive same from the Trustee out of the proceeds of such sales of Shares plus any amount received by the Trustee from the Company attributable to any fractional Shares in full satisfaction of the Interest Obligation and the Holder will have no further recourse to the Company in respect of the Interest Obligation.

(h)	The Trustee shall, on the Share Delivery Date, use the sale proceeds of the Shares (together with any cash received from the Company in lieu of any fractional Shares) to purchase, on the direction of the Company in writing and provided it is practicable to do so prior to the Interest Payment Date, Government Obligations (the “Share Proceeds Investment”) and shall, on such date, deposit the balance, if any, of such sale proceeds in a non-interest bearing account maintained by and subject to the control of the Trustee (the “Interest Account”) for such securities. The Trustee shall hold such Share Proceeds Investment (but not income earned thereon) under its exclusive control in an irrevocable trust for the benefit of the holders of the Securities. At least one Business Day prior to the Interest Payment Date, the Trustee shall deposit amounts from the proceeds of the Share Proceeds Investment in the Interest Account to bring the balance of the Interest Account to the Share Interest Payment Election Amount. On the Interest Payment Date, the Trustee shall pay the funds held in the Interest Account to the holders of record of the Securities on the Regular Record Date (less any withholding tax required to be deducted, if any) and, provided that there is no Event of Default, shall remit amounts, if any, in respect of income earned on the Share Proceeds Investment or otherwise in excess of the Share Interest Payment Election Amount to the Company.

(i)	Neither the making of a Share Payment Election nor the consummation of sales of Shares on a Share Delivery Date shall (i) result in the holders of the Securities not being entitled to receive on the applicable Interest Payment Date cash in an aggregate amount equal to the Interest Obligation payable on such date or (ii) entitle such holders to receive any Shares in satisfaction of such Interest Obligation.

(j)	No fractional Shares will be issued in satisfaction of interest but in lieu thereof the Company will satisfy such fractional interest by a cash payment equal to the market price of such fractional interest (less any tax required to be deducted, if any).
ARTICLE XII
AMENDMENTS; SUPPLEMENTS AND WAIVERS
12.1	Without Consent of Holders.
(a)	The Company and the Trustee may amend or supplement this Indenture or the Securities without notice to or consent of any Holder of a Security for the purpose of:
(1)	evidencing a successor to the Company and the assumption by that successor of the Company’s obligations under this Indenture and the Securities;

(2)	adding to the Company’s covenants for the benefit of the Holders or surrendering any right or power conferred upon the Company;

(3)	securing the Company’s obligations in respect of the Securities;

(4)	adding a guarantor of the Securities;

(5)	evidencing and providing for the acceptance of the appointment of a successor Trustee in accordance with Article IX;

(6)	complying with any requirements in order to effect or maintain the qualification of this Indenture under Indenture Legislation;

(7)	providing for conversion rights of Holders if any reclassification, recapitalization or other change of Shares or any consolidation, amalgamation, arrangement, merger or sale, conveyance, transfer of lease of all or substantially all of the Company’s property and assets occurs or otherwise complying with the provisions of this Indenture in the event of a merger, amalgamation, consolidation or sale, conveyance, transfer or lease of assets (including the provisions of Section 4.9 and Article VII);

(8)	increasing the Conversion Rate, provided that the increase will not adversely affect the interests of Holders;

(9)	curing any ambiguity, omission, inconsistency or correcting or supplementing any defective provision contained in this Indenture; or

(10)	modifying any other provisions of this Indenture in any manner that will not adversely affect the interests of the Holders in any material respect.
(b)	The Company may, without consent of any Holder of a Security or the Trustee, amend this Indenture for the purpose of surrendering the Company’s right to issue Shares upon conversion, redemption, purchase or repayment at maturity of the Securities.
12.2	With Consent of Holders.
(a)	Subject to Section 12.1, the Company and the Trustee may amend or supplement this Indenture or the Securities with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding or by the adoption of a resolution at a meeting of Holders by at least a majority in aggregate principal amount of the Securities represented at the meeting. However, subject to Section 12.3, without the written consent of the Holders of not less than 95% of the aggregate principal amount of Securities then outstanding, an amendment, supplement or waiver may not:
(1)	alter the manner of calculation or rate of accrual of interest on any Security or change the time of payment of any installment of interest on, any Security;

(2)	make any of the Securities payable in money or securities other than that stated in the Securities;

(3)	change the stated maturity of any Security;

(4)	reduce the principal amount, Redemption Price or Change of Control Purchase Price (as applicable) with respect to any of the Securities, the amount payable upon redemption or purchase pursuant to Article III or the Make-Whole Premium, with respect to any Security;

(5)	make any change that adversely affects the rights of a Holder to convert any of the Securities in any material respect;

(6)	make any change that adversely affects the rights of Holders to require the Company to purchase Securities at the option of Holders in any material respect;

(7)	impair the right to institute suit for the enforcement of any payment on or with respect to any Security or with respect to the conversion of any Security; or

(8)	change the provisions in this Indenture that relate to modifying or amending this Indenture.
(b)	Without limiting the provisions of Section 12.2(a) hereof, the Holders of a majority in principal amount of the Securities then outstanding may, on behalf of all the Holders of all Securities, (i) waive compliance by the Company with the restrictive provisions of this Indenture, or (ii) waive any past Default or Event of Default under this Indenture and its consequences, except an uncured failure to pay when due the principal amount, accrued and unpaid interest, Redemption Price or Change of Control Purchase Price, if any and as applicable, or a default in the obligations to deliver Shares with respect to any Security, or in respect of any provision which under this Indenture cannot be modified or amended without the consent of the Holders of not less than 95% of the aggregate principal amount of Securities then outstanding.

(c)	Notwithstanding anything to the contrary contained in this Section 12.2, this Indenture may not be amended or supplemented in respect of any event described in Section 12.2(a) in a manner which adversely affects the rights of Holders without the prior written consent of the TSXV or the TSX, if the Securities are then listed on the TSX, or such other exchange on which the Securities are then listed.

(d)	After an amendment, supplement or waiver under this Section 12.2 becomes effective, the Company shall promptly mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

12.3	Revocation and Effect of Consents.
(a)	Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective.

(b)	After an amendment, supplement or waiver becomes effective in accordance with the approvals required by this Indenture, it shall bind every Holder of a Security and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security.
12.4	Notation on or Exchange of Securities.
     If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.
12.5	Trustee to Sign Amendments, Etc.
     The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article XII if the amendment or supplemental indenture does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, in its sole discretion, but need not sign it. In signing or refusing to sign such amendment or supplemental indenture, the Trustee shall be entitled to receive and, subject to Section 9.1, shall be fully protected in relying upon, an Opinion of Counsel stating that such amendment or supplemental indenture is authorized or permitted by this Indenture.
12.6	Effect of Supplemental Indentures.
     Upon the execution of any supplemental indenture under this Article XII, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.
ARTICLE XIII
MEETINGS OF HOLDERS
13.1	Right to Convene Meetings.
     The Trustee may at any time and from time to time convene a meeting of the Holders, and the Trustee shall convene a meeting of the Holders upon receipt of a request of the Company or a written request signed by the Holders of not less than 25% of the principal amount on the Securities then outstanding and upon being funded and indemnified to its reasonable satisfaction by the Company or by the Holders signing such request against the costs which may be incurred in connection with the calling and holding of such meeting. If the Trustee fails within 30 days after receipt of any such request and such indemnity to give notice convening a meeting, the Company or such Holders, as the case may be, may convene such meeting. Every such meeting shall be held in Calgary, Alberta, or at such other place as may be approved or determined by the Trustee, the Company or the Holders as convened in accordance with this Section 13.1.
13.2	Notices of Meetings.
     Notice of a meeting of Holders shall be given to the Holders in the manner specified in Section 14.1 at least 25 days prior to the date of the meeting, and a copy of any notice sent by mail to Holders shall be sent by mail to the Trustee (unless the meeting has been called by it) and to the Company (unless the meeting has been called by it). A notice of a meeting of Holders shall state the time and place at which the meeting is to be held and shall state briefly the general nature of the business to be transacted thereat, and it shall not be necessary for any such notice to set out the terms of any resolution to be proposed or any of the provisions of this Article XIII.
13.3	Chairman.
     The Holders present in person or represented by proxy shall choose an individual present to be the chairman of the meeting who need not be a Holder.
13.4	Quorum.
     The quorum for a meeting of Holders shall be Holders present in person or represented by proxy and owning or representing at least 25% of the aggregate principal amount of the Securities then outstanding. If a quorum is not present within 30 minutes from the time fixed for the holding of a meeting, the meeting, if convened by the Holders, shall be dissolved, but in any other case the meeting shall be adjourned to the same day in the next week (unless such day is not a Business Day, in which case it shall be adjourned to the next following Business Day thereafter) at the same time and place, and no notice shall be required to be given in respect of such adjourned meeting. At the adjourned meeting, the Holders present in person or represented by proxy shall constitute a quorum and may transact the business for which the meeting was originally convened notwithstanding that they may not represent at least 25% of the aggregate principal amount of the Securities then outstanding.
13.5	Power to Adjourn.
     The chairman of a meeting at which a quorum of Holders is present may, with the consent of the Holders of a majority of the aggregate principal amount of the Securities present or represented thereat, adjourn such meeting, and no notice of such adjournment need be given except such notice, if any, as the meeting may prescribe.
13.6	Show of Hands.
     Except as otherwise provided in this Indenture, every resolution submitted to a meeting shall be decided by a majority of the votes cast on a show of hands, and unless a poll is duly demanded as herein provided, a declaration by the chairman that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact. The chairman of any meeting shall be entitled, both on a show of hands and on a poll, to vote in respect of the Securities, if any, held by him.
13.7	Poll.
     On any resolution submitted to a meeting in respect of which the chairman of the meeting or one or more Holders or proxyholders for Holders holding at least $10,000 principal amount of Securities after a vote by show of hands, demands a poll, a poll shall be taken in such manner and either at once or after an adjournment as the chairman of the meeting shall direct.
13.8	Voting.
     On a show of hands, every Person who is present and entitled to vote, whether as a Holder or as proxyholder for one or more Holders or both, shall have one vote. On a poll, each Holder present in person or represented by a proxy duly appointed by an instrument in writing shall be entitled to one vote in respect of each $1,000 principal amount of Securities held by such Holder on the record date fixed for the meeting. A proxyholder need not be a Holder. In the case of joint Holders of a Security, any one of them present in person or represented by proxy at the meeting may vote in the absence of the other or others, but if more than one of them are present in person or represented by proxy, they shall vote together in respect of the Securities of which they are joint Holders.
13.9	Company and Trustee May Be Represented.
     The Company and the Trustee, by their respective officers, directors and employees, and the legal advisers of the Company and the Trustee may attend any meeting of the Holders, but shall have no voting rights.
13.10	Minutes.
     Minutes of all resolutions and proceedings at every meeting of Holders shall be made and duly entered in books to be from time to time provided for that purpose by the Trustee at the expense of the Company, and any such minutes, if signed by the chairman of the meeting at which such resolutions were passed or proceedings had, or by the chairman of the next succeeding meeting of the Holders, shall be prima facie evidence of the matters therein stated and, unless the contrary is proved, every such meeting, in respect of the proceedings of which minutes shall have been made, shall be deemed to have been duly held and convened, and all resolutions passed thereat or proceedings had shall be deemed to have been duly passed and had.
13.11	Binding Effect of Resolutions.
     Every resolution passed in accordance with the provisions of this Article XIII at a meeting of Holders shall be binding upon all the Holders, whether present at or absent from such meeting, and each and every Holder and the Trustee (subject to the provisions for its remuneration, indemnification and protection herein contained) shall be bound to give effect accordingly to every such resolution.

13.12	Record Date for Vote or Consent of Holders of Securities.
     The Company (or, in the event deposits have been made pursuant to Section 10.1, the Trustee) may set a record date for purposes of determining the identity of Holders entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture, which record date shall not be more than 30 days prior to the date of the commencement of solicitation of such action. Notwithstanding the provisions of Section 12.3, if a record date is fixed, those persons who were Holders of Securities at the close of business on such record date (or their duly designated proxies), and only those persons, shall be entitled to take such action by vote or consent or to revoke any vote or consent previously given, whether or not such persons continue to be Holders after such record date.
13.13	Rules by Trustee, Paying Agent, Registrar and Conversion Agent.
     The Trustee, or the Company with the approval of the Trustee, may from time to time make such other reasonable rules (not inconsistent with the terms of this Indenture) for action by or at a meeting of Holders. Any Registrar, Paying Agent or Conversion Agent may make reasonable rules for its functions.
ARTICLE XIV
MISCELLANEOUS
14.1	Notices.
     Any demand, authorization notice, request, consent or communication shall be given in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission (confirmed by delivery in person or mail by first-class mail, postage prepaid, or by guaranteed overnight courier) to the following facsimile numbers:
If to the Company, to:
Birch Mountain Resources Ltd.
300, 250 — 6th Avenue S.W.
Calgary, Alberta T2P 3H7
Attention:        President and Chief Executive Officer
Facsimile No.:  (403) 263-9888
with a copy to:
Borden Ladner Gervais LLP
1000, 400 Third Avenue S.W.
Calgary, Alberta T2P 4H2
Attention:        Andrea Burrows
Facsimile No:  (403) 232-9782

if to the Trustee, to:
Computershare Trust Company of Canada
710, 530 — 8th Avenue S.W.
Calgary, Alberta T2P 3S8
Attention:        Manager, Corporate Trust
Facsimile No:  (403) 267-6598
and any such notice or communication delivered in accordance with the foregoing shall be deemed to have been received on the date of delivery or, if transmitted by facsimile transmission the day of transmission or, if such day is not a Business Day, on the first Business Day following the day of transmission; provided that if such notice or communication is delivered or transmitted by facsimile transmission after 4 p.m. (Calgary time), such notice will be deemed to be received on the next Business Day.
     The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.
     Any notice or communication mailed to a Holder of a Security (and to beneficial owners as required by applicable law) shall be mailed by first-class mail or delivered by an overnight delivery service to it at its address shown on the register kept by the Primary Registrar.
     Failure to mail a notice or communication to a Holder of a Security or any defect in it shall not affect its sufficiency with respect to other Holders of Securities. If a notice or communication to a Holder of a Security is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.
     If the Company mails any notice to a Holder of a Security, it shall mail a copy to the Trustee and each Registrar, Paying Agent and Conversion Agent.
14.2	Mail Service Interruption.
     If by reason of any interruption of mail service, actual or threatened, any notice or communication to be given to the Trustee would reasonably be unlikely to reach its destination by the time notice or communication by mail is deemed to have been given pursuant to Section 14.1, such notice or communication shall be valid and effective only if delivered at the appropriate address in accordance with Section 14.1.
14.3	Certificate and Opinion as to Conditions Precedent.
(a)	Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee at the request of the Trustee:
(1)	an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent (including any covenants, compliance with which constitutes a condition precedent), if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2)	an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent (including any covenants, compliance with which constitutes a condition precedent) have been complied with.
(b)	Each Officers’ Certificate and Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:
(1)	a statement that the person making such certificate or opinion has read such covenant or condition;

(2)	a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)	a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)	a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with;
provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials.
14.4	Day not a Business Day.
     In the event that any day on or before which any action required to be taken hereunder is not a Business Day, then such action shall be required to be taken on or before the requisite time on the next succeeding day that is a Business Day.
14.5	Governing Law.
     This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the Province of Alberta. The Company has submitted to the non-exclusive jurisdiction of any court of the Province of Alberta for purposes of all legal actions and proceedings instituted in connection with the Indenture and the Securities.
14.6	No Adverse Interpretation of Other Agreements.
     This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.
14.7	No Recourse Against Others.
     All liability described in paragraph 21 of the Securities of any director, officer, employee or shareholder, as such, of the Company hereby is waived and released by each of the Holders.

14.8	No Security Interest Created.
     Nothing in this Indenture or in the Securities, express or implied, shall be construed to constitute a security interest under personal property security legislation in Canada (including the Civil Code), the Uniform Commercial Code in the United States or similar legislation, now in effect or hereafter enacted and made effective, in any jurisdiction.
14.9	Benefits of Indenture.
     Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any paying agent, the Holders of Securities (and each such person who becomes a Holder of Securities), the Trustee and to the extent provided in Section 8.5, the holders of Shares, any benefit or any legal or equitable right, remedy or claim under this Indenture.
14.10	Successors.
     All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.
14.11	Table of Contents, Headings, Etc.
     The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.
14.12	Choice of Language.
     The parties hereby acknowledge that they have expressly required this Indenture and all notices, statements of account and other documents required or permitted to be given or entered into pursuant hereto to be drawn up in the English language only. In the event of any contradiction, discrepancy or difference between the English language version and the French language version of the texts of the forms of Securities, the English language version shall govern. Les parties reconnaissent avoir expressement demande que la presente Convention ainsi que tout avis, tout etat de compte et tout autre document a etre ou pouvant etre donnes ou conclus en vertu des dispositions des presentes, soit rediges en anglais seulement.
14.13	Other Currencies.
     For the purpose of making any computation under this Indenture, any currency other than Canadian dollars shall be converted into Canadian dollars at the applicable Bank of Canada noon rate of exchange for purchases or sales of Canadian dollars as applicable in the circumstances on the date on which such computation is to be made.
14.14	Severability.
     If, in any jurisdiction, any provision of this Indenture or its application to any party or circumstance is restricted, prohibited or unenforceable, such provision shall, as to such jurisdiction, be ineffective only to the extent of such restriction, prohibition or unenforceability without invalidating the remaining provisions of this Indenture and without affecting the validity or enforceability of such provision in any other jurisdiction or without affecting its application to other party or circumstances.
14.15	No Conflict of Interest.
     The Trustee represents to the Company that at the date of the execution and delivery of this Indenture there exists no material conflict of interest in the Trustee’s role as a fiduciary hereunder. If at any time a material conflict of interest exists in respect of the Trustee’s role as a fiduciary under this Indenture that is not eliminated within 90 days after the Trustee becomes aware that such a material conflict of interest exists, the Trustee shall resign from the trusts under this Indenture by giving notice in writing of such resignation and the nature of such conflict to the Company at least 21 days prior to the date upon which such resignation is to take effect, and shall on such date be discharged from all further duties and liabilities hereunder. The validity and enforceability of this Indenture and any Securities shall not be affected in any manner whatsoever by reason only of the existence of a material conflict of interest of the Trustee.
14.16	Acceptance of Trusts.
     The Trustee hereby accepts the trusts in this Indenture declared and provided for and agrees to perform the same upon the terms and conditions set forth in this Indenture and in trust for the Holders from time to time, subject to the terms and conditions of this Indenture.
14.17	Counterparts and Formal Date.
     This Indenture may be executed in several counterparts, each of which, when so executed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument and notwithstanding their date of execution shall be deemed to bear date as of December 6, 2006.
[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the date and year first above written.

BIRCH MOUNTAIN RESOURCES LTD.
By:	(signed) “Douglas J. Rowe”
	Name:	Douglas J. Rowe
	Title:	President and Chief Executive Officer

COMPUTERSHARE TRUST COMPANY OF CANADA
By:	(signed) “Dan Sander”
	Name:	Dan Sander
	Title:	Professional, Corporate Trust

By:	(signed) “Patricia Selby”
	Name:	Patricia Selby
	Title:	Professional, Corporate Trust

EXHIBIT A
THE SECURITIES REPRESENTED HEREBY AND ANY COMMON SHARES ISSUABLE UPON CONVERSION, REDEMPTION OR MATURITY OR ISSUABLE IN PAYMENT OF INTEREST THEREON HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THESE SECURITIES, AGREES FOR THE BENEFIT OF BIRCH MOUNTAIN RESOURCES LTD. THAT THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO BIRCH MOUNTAIN RESOURCES LTD., (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S (“REGULATION S”) UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE CANADIAN LOCAL LAWS AND REGULATIONS, (C) WITHIN THE UNITED STATES IN ACCORDANCE WITH (1) RULE 144A UNDER THE U.S. SECURITIES ACT OR (2) RULE 144 UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS, (D) UNDER AN EFFECTIVE REGISTRATION US-16 STATEMENT, OR (E) IN ANOTHER TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, PROVIDED THAT IN THE CASE OF TRANSFERS PURSUANT TO (C)(2), OR (E) ABOVE, A LEGAL OPINION SATISFACTORY TO BIRCH MOUNTAIN RESOURCES LTD. MUST FIRST BE PROVIDED.
IF BIRCH MOUNTAIN RESOURCES LTD. IS A “FOREIGN ISSUER” WITHIN THE MEANING OF REGULATION S AT THE TIME OF TRANSFER, A NEW CERTIFICATE, BEARING NO LEGEND, MAY BE OBTAINED FROM COMPUTERSHARE TRUST COMPANY OF CANADA UPON DELIVERY OF THIS CERTIFICATE AND A DULY EXECUTED DECLARATION, IN A FORM SATISFACTORY TO COMPUTERSHARE TRUST COMPANY OF CANADA AND BIRCH MOUNTAIN RESOURCES LTD. AND, IF SO REQUIRED BY COMPUTERSHARE TRUST COMPANY OF CANADA, AN OPINION OF COUNSEL, TO THE EFFECT THAT THE SALE OF THE SECURITIES REPRESENTED HEREBY IS BEING MADE IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT.1
BIRCH MOUNTAIN RESOURCES LTD.
6.0% Convertible Unsecured Subordinated Debentures due 2011

No.	CUSIP/ ISIN:	09066XAA7
CA 09066XAA78
     Birch Mountain Resources Ltd., an Alberta corporation, promises to pay to                                          or registered assigns the principal amount of $                     on December 31, 2011.
     This Security shall bear interest as specified in this Security.
     This Security is convertible as specified in this Security.
     Additional provisions of this Security are set forth in this Security.
Dated: •, 2006
[SIGNATURE PAGE FOLLOWS]

[1]	This paragraph to be included only if the Security is a Restricted Security.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

BIRCH MOUNTAIN RESOURCES LTD.
By:
Name:
Title:

Dated:                                         , 2006

Trustee’s Certificate of Authentication: This is one of the Securities referred to in the within mentioned Indenture. COMPUTERSHARE TRUST COMPANY OF CANADA, as Trustee
By:
Authorized Signatory

By:
Authorized Signatory

BIRCH MOUNTAIN RESOURCES LTD.
CONVERTIBLE UNSECURED SUBORDINATED DEBENTURES DUE 2011
1.	INTEREST
     Birch Mountain Resources Ltd., an Alberta corporation (the “Company”, which term shall include any successor corporation under the Indenture hereinafter referred to), promises to pay interest on the principal amount of this Security at the rate of 6.0% per annum. The Company shall pay interest semi-annually in arrears on June 30 and December 31 of each year (each an “Interest Payment Date”), commencing June 30, 2007. Each payment of interest will include interest accrued through the day before the relevant Interest Payment Date (or purchase or Redemption Date, as the case may be). Interest on the Securities shall be computed by the Company semi-annually, provided that interest for any period shorter than a full semi-annual period shall be computed on the basis of a 360-day year composed of twelve 30-day months.
     No sinking fund is provided for the Securities.
2.	MATURITY
     The Securities will mature on December 31, 2011.
3.	METHOD OF PAYMENT
     The Company shall pay interest on this Security (except defaulted interest) to the person who is the Holder of this Security at the close of business on June 15 or December 15 (or on the next Business Day, if such date is not a Business Day), as the case may be, (each, a “Regular Record Date”) next preceding the related Interest Payment Date. The Holder must surrender this Security to a Paying Agent to collect payment of principal. The Company will pay principal and interest in the lawful currency of Canada. The Company may pay principal and interest by cheque or wire payable in such money; provided, however, that a Holder with an aggregate principal amount in excess of $2,000,000 will be paid by wire transfer in immediately available funds at the election of such Holder if such Holder has provided wire transfer instructions to the Trustee at least 10 Business Days prior to the Payment Date. The Company may mail an interest cheque to the Holder’s registered address.
     Any wire transfer instructions received by the Trustee will remain in effect until revoked by the Holder.
     In respect of the payment of principal, together with accrued and unpaid interest thereon, the Company may, in certain circumstances, elect to satisfy its obligation to pay such principal and interest, in whole or in part, by delivering Shares, as provided for, and subject to the conditions, in the Indenture.
4.	PAYING AGENT, REGISTRAR AND CONVERSION AGENT
     Initially, Computershare Trust Company of Canada (the “Trustee”, which term shall include any successor trustee under the Indenture hereinafter referred to) will act as Paying Agent, Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar or Conversion Agent without notice to the Holder. The Company or any of its Subsidiaries may, subject to certain limitations set forth in the Indenture, act as Paying Agent or Registrar.

5.	INDENTURE, LIMITATIONS
     This Security is one of a duly authorized issue of Securities of the Company designated as its 6.0% Convertible Subordinated Unsecured Debentures due 2011 (the “Securities”), issued under an Indenture dated as of December 6, 2006 (together with any supplemental indentures thereto, the “Indenture”), between the Company and the Trustee. The terms of this Security include those stated in the Indenture and those required by or made part of the Indenture by reference to Indenture Legislation. This Security is subject to all such terms, and the Holder of this Security is referred to the Indenture and said legislation for a statement of them. In the event of any contradiction or inconsistency between the provisions of the Indenture and this Security, the provisions of the Indenture shall prevail.
     The Securities are subordinated unsecured obligations of the Company limited to $34,500,000 aggregate principal amount. The Indenture does not limit other debt of the Company, secured or unsecured.
6.	SUBORDINATION
     The indebtedness evidenced by this Security, and by all other Securities now or hereafter certified and delivered under the Indenture, is a direct unsecured obligation of the Company, and is subordinated in right of payment, to the extent and in the manner provided in the Indenture, to the prior payment of all Senior Indebtedness (including any indebtedness to trade creditors), whether outstanding at the date of the Indenture or thereafter created, incurred, assumed or guaranteed.
7.	ADDITIONAL AMOUNTS
     The Company will pay to the Holders such Additional Amounts as may become payable under Section 6.8 of the Indenture.
8.	LIMITATION ON REDEMPTION
     Subject to Section 3.2 of the Indenture, the Securities shall not be redeemable. When entitled to do so pursuant to Section 3.2 of the Indenture, the Company may, at its option, redeem the Securities for cash, as a whole at any time on any date fixed for redemption (a “Redemption Date”) at a redemption price (the “Redemption Price”) of 100% of the principal amount of the Securities plus accrued and unpaid interest, if any, up to but not including the applicable Redemption Date; provided that if the Redemption Date falls after a Regular Record Date and on or before the related Interest Payment Date, then interest on the Securities payable on such Interest Payment Date will instead be payable on such Interest Payment Date to the Holders in whose names the Securities are registered at the close of business on such Regular Record Date. Securities called for redemption shall be convertible by the Holder until the close of business on the Business Day prior to the relevant Redemption Date. The Company may elect to satisfy its obligation to pay the Redemption Price, in whole or in part, by delivering Shares, as provided for, and subject to the conditions, under Section 3.6 of the Indenture.

9.	REDEMPTION FOR TAX REASONS
     The Company may at any time, at its option, redeem the Securities, in whole but not in part, at the Redemption Price, if the Company has become or would become obligated to pay to the Holders Additional Amounts (which are more than a de minimus amount, as determined by the Company, acting reasonably) as a result of any amendment or change occurring after November 28, 2006 in the laws or any regulations of Canada or any Canadian political subdivision or taxing authority, or any change occurring after November 28, 2006 in the interpretation or application of any such laws or regulations by any legislative body, court, governmental agency, taxing authority or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory or administrative determination); provided the Company cannot avoid these obligations by taking reasonable measures available to it and that it delivers to the Trustee an opinion of Canadian legal counsel specializing in taxation and an Officers’ Certificate attesting to such change and obligation to pay Additional Amounts. The Company will not and will not cause any Paying Agent or the Trustee to deduct from such Redemption Price any amounts on account of, or in respect of, any Canadian Taxes (except in respect of certain Excluded Holders and other than Excluded Taxes). In such event, the Company will give the Trustee and the Holders of the Securities notice of this redemption in accordance with the notice requirements of Section 3.3 of the Indenture. For greater certainty, the Company may elect to satisfy its obligation to pay the Redemption Price pursuant to this Section, in whole or in part, by delivering the Shares, as provided for, and subject to the conditions, under Section 3.6 of the Indenture.
     Upon receiving such Redemption Notice, each Holder who does not wish to have the Company redeem its Securities pursuant to Section 3.2 of the Indenture can elect to (i) convert its Securities pursuant to Article IV of the Indenture or (ii) not have its Securities redeemed, provided that no Additional Amounts will be payable by the Company on any payment of interest or principal with respect to the Securities after such Redemption Date. All future payments will be subject to the deduction or withholding of any Canadian Taxes required to be deducted or withheld.
     Where no such election is made, the Holder will have its Securities redeemed without any further action. If a Holder does not elect to convert its Securities pursuant to Article IV of the Indenture but wishes to elect to not have its Securities redeemed, such Holder must deliver to the Company (if the Company is acting as its own Paying Agent), or to a Paying Agent designated by the Company for such purpose in the notice of redemption, a written notice of election (the “Notice of Election”) on the back of this Security, or any other form of written notice substantially similar to the Notice of Election, in each case, duly completed and signed, so as to be received by the Paying Agent no later than the close of business on a Business Day at least five Business Days prior to the Redemption Date.
     A Holder may withdraw any Notice of Election by delivering to the Company (if the Company is acting as its own Paying Agent), or to a Paying Agent designated by the Company in the notice of redemption, a written notice of withdrawal prior to the close of business on the Business Day prior to the Redemption Date.

10.	REDEMPTION NOTICE
     Provided the circumstances creating the obligation of the Company to pay Additional Amounts remain in effect, a redemption notice, as set forth in Section 3.3 of the Indenture, (the “Redemption Notice”) will be mailed by first-class mail at least 40 days but not more than 60 days before a Redemption Date, but in any event not earlier than 60 days prior to the earliest date on or from which the Company would be obligated to pay any Additional Amounts, to each Holder of Securities (and to beneficial owners as required by applicable law) to be redeemed at its registered address. On and after the Redemption Date, subject to the deposit with the Paying Agent of funds and/or Shares, if applicable, sufficient to pay the Redemption Price, such Securities called for redemption (other than any Security which the Holder has elected in accordance with Section 3.2 of the Indenture not to have redeemed) will cease to be outstanding, whether or not the Security is delivered to the Paying Agent, and the rights of the Holder in respect thereof shall cease (other than the right to receive the Redemption Price).
11.	CHANGE OF CONTROL
     In the event of a Change of Control, subject to the terms and conditions of the Indenture, the Company shall become obligated, subject to certain exceptions described in the Indenture, to offer to purchase all of the outstanding Securities for cash. The Company shall become obligated to purchase all or any part specified by the Holder (so long as the principal amount of such part is $1,000 or an integral multiple of $1,000) of the Securities held by such Holder on a date specified by the Company that is 30 Business Days after the date that a Change of Control Company Notice is delivered, at a purchase price equal to 100% of the principal amount thereof together with accrued and unpaid interest, if any, to, but excluding, the Change of Control Purchase Date. The Holder shall have the right to withdraw any Change of Control Purchase Notice (in whole or in a portion thereof that is $1,000 or an integral multiple of $1,000) at any time prior to the close of business on the Business Day next preceding the Change of Control Purchase Date by delivering a written notice of withdrawal to the Paying Agent in accordance with the terms of the Indenture.
12.	CONVERSION
     Subject to and upon compliance with the provisions of the Indenture, a Holder may surrender for conversion any Security that is $1,000 principal amount or integral multiples thereof.
13.	DENOMINATIONS, TRANSFER, EXCHANGE
     The Securities are in registered form, without coupons, in denominations of $1,000 principal amount and integral multiples of $1,000 principal amount. A Holder may register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes or other governmental charges that may be imposed in relation thereto by law or permitted by the Indenture.
14.	PERSONS DEEMED OWNERS
     The Holder of a Security may be treated as the owner of it for all purposes.

15.	MERGER OR CONSOLIDATION
     The Company may not, without the consent of the Holders, consolidate with or amalgamate or merge with or into any Person or sell, convey, transfer or lease all or substantially all of the properties and assets of the Company to another Person unless: (1) the Person formed by such consolidation or into which the Company is amalgamated or merged, or the Person which acquires by sale, conveyance, transfer or lease all or substantially all of the properties and assets of the Company is a corporation incorporated and existing under the laws of Canada or any province or territory thereof or the laws of the United States and such corporation (if other than the Company or the continuing corporation resulting from the amalgamation of the Company with another corporation under the laws of Canada or any province or territory thereof) expressly assumes, by an indenture supplemental to the Indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, the obligations of the Company under the Securities and the Indenture and the performance or observance of every covenant and provision of the Indenture and the Securities required on the part of the Company to be performed or observed and the conversion rights shall be provided for in accordance with Article IV of the Indenture, by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee, by the Person (if other than the Company or the continuing corporation resulting from the amalgamation of the Company with another corporation under the laws of Canada or any province or territory thereof) formed by such consolidation or into which the Company shall have been merged or by the Person which shall have acquired the Company’s assets; (2) after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and (3) if the Company will not be the resulting, continuing or surviving corporation, the Company shall have, at or prior to the effective date of such consolidation, amalgamation, merger or sale, conveyance, transfer or lease, delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer complies with Article VII of the Indenture and, if a supplemental indenture to the Indenture is required in connection with such transaction, such supplemental indenture complies with Article VII of the Indenture, and that all conditions precedent herein provided for relating to such transaction have been complied with; provided however, for purposes of the foregoing, the sale, conveyance, transfer or lease (in a single transaction or a series of related transactions) of the properties and assets of one or more Subsidiaries of the Company (other than to the Company or another wholly-owned Subsidiary of the Company), which, if such properties or assets were directly owned by the Company, would constitute all or substantially all of the properties and assets of the Company and its Subsidiaries, taken as a whole, shall be deemed to be the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of the Company.
16.	UNCLAIMED MONEY AND/OR SHARES
     If money and/or Shares, if applicable, for the payment of principal or interest remains unclaimed for two years, the Trustee and any Paying Agent will remit the money back to the Company at its written request, subject to applicable unclaimed property law and the provisions of the Indenture. After that, Holders entitled to money and/or Shares, if applicable, must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

17.	AMENDMENT, SUPPLEMENT AND WAIVER
     Subject to certain exceptions, which require the consent of the Holders of not less than 95% of the aggregate principal amount of the Securities outstanding as set forth in the Indenture, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and an existing Default or Event of Default and its consequence or compliance with any provision of the Indenture or the Securities may be waived in a particular instance with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without the consent of or notice to any Holder, the Company and the Trustee may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency or make any other change that does not adversely affect the rights of the Holders in any material respect.
18.	SUCCESSOR ENTITY
     When a successor corporation assumes all the obligations of its predecessor under the Securities and the Indenture in accordance with the terms and conditions of the Indenture, the predecessor corporation (except in certain circumstances specified in the Indenture) shall be released from those obligations.
19.	DEFAULTS AND REMEDIES
     Under the Indenture, an Event of Default shall occur if:
(1)	the Company shall fail to pay when due the principal amount or any Redemption Price or Change of Control Purchase Price of any Security, when the same becomes due and payable whether at the Final Maturity Date, upon redemption, repurchase, acceleration or otherwise; or

(2)	the Company shall fail to pay an installment of cash interest on any of the Securities, which failure continues for 30 days after the date when due; or

(3)	the Company shall fail to deliver when due all cash and Shares or other consideration, including a Make Whole Premium, deliverable upon conversion of the Securities, which failure continues for 15 days; or

(4)	the Company shall fail to perform or observe any other term, covenant or agreement contained in the Securities or the Indenture, including, without limitation, the requirement to make a Change of Control Purchase Offer for a period of 30 days after receipt by the Company of a Notice of Default specifying such failure; or

(5)	the Company defaults in the payment of principal when due or resulting in acceleration of other indebtedness of the Company for borrowed money where the aggregate principal amount with respect to which the default or acceleration has occurred exceeds $5 million and such acceleration has not been rescinded or annulled or such indebtedness repaid within a period of 30 days after receipt of a Notice of Default, provided that if any such default is cured, waived, rescinded or annulled, then the Event of Default by reason thereof would be deemed not to have occurred; or
(6)	the Company pursuant to or within the meaning of any Bankruptcy Law:
(A)	commences as a debtor a voluntary case or proceeding; or

(B)	consents to the entry of an order for relief against it in an involuntary case or proceeding or the commencement of any case against it; or

(C)	consents to the appointment of a Receiver of it or for all or substantially all of its property; or

(D)	makes a general assignment for the benefit of its creditors; or

(E)	files a petition in bankruptcy or answer or consent seeking reorganization or relief; or

(F)	consents to the filing of such a petition or the appointment of or taking possession by a Receiver; or
(7)	a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
(A)	grants relief against the Company in an involuntary case or proceeding or adjudicates the Company insolvent or bankrupt; or

(B)	appoints a Receiver of the Company or for all or substantially all of the property of the Company; or

(C)	orders the winding up or liquidation of the Company;
and in each case the order or decree remains unstayed and in effect for 60 consecutive days.
The term “Bankruptcy Law” means the Bankruptcy and Insolvency Act
(Canada) (or any successor thereto), the Companies’ Creditors Arrangement Act (Canada) (or any successor thereto), or Title 11, United States Code (or any successor thereto) or any similar Canadian federal or provincial, United States or foreign law for the relief of debtors. The term “Receiver” means any receiver (interim or otherwise), trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.
     Notwithstanding the above, no Event of Default under clauses (4) or (5) above shall occur until the Trustee notifies the Company in writing, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding notify the Company and the Trustee in writing, of the Default (a “Notice of Default”), and the Company does not cure the Default within the time specified in clause (4) or (5), as applicable, after receipt of such notice.

     If an Event of Default (other than an Event of Default specified in clause (6) or (7) above) occurs and is continuing with respect to the Company, the Trustee may, by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding may, by notice to the Company and the Trustee, declare the principal amount and accrued and unpaid interest, if any, through the date of declaration on all the Securities to be immediately due and payable. Upon such a declaration, such principal amount and such accrued and unpaid interest, if any, shall be due and payable immediately. If an Event of Default specified in clauses (6) or (7) occurs in respect of the Company and is continuing, the principal amount and accrued but unpaid interest, if any, on all the Securities shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders of Securities. The Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may rescind an acceleration and its consequences if (a) all existing Events of Default, other than the nonpayment of the principal of the Securities which have become due solely by such declaration of acceleration, have been cured or waived; (b) to the extent the payment of such interest is lawful, interest (calculated at the rate per annum borne by the Securities) on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; (c) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (d) all payments due to the Trustee and any predecessor Trustee under the Indenture have been made. No such rescission shall affect any subsequent Default or impair any right consequent thereto. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee will require funding and indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except a Default in payment of principal or interest) if and so long as it determines that withholding notice is in their interests. The Company is required to file periodic certificates with the Trustee as to the Company’s compliance with the Indenture and knowledge or status of any Default.
20.	TRUSTEE DEALINGS WITH THE COMPANY
     Computershare Trust Company of Canada, the initial Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or an Affiliate of the Company, and may otherwise deal with the Company or an Affiliate of the Company, as if it were not the Trustee.
21.	NO RECOURSE AGAINST OTHERS
     A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture nor for any claim based on, in respect of or by reason of such obligations or their creation. The Holder of this Security by accepting this Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Security.
22.	AUTHENTICATION
     This Security shall not be valid until the Trustee or an authenticating agent manually or by facsimile signs the certificate of authentication on the other side of this Security.

23.	ABBREVIATIONS AND DEFINITIONS
     Customary abbreviations may be used in the name of the Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and UGMA (= Uniform Gifts to Minors Act).
     All terms defined in the Indenture and used in this Security but not specifically defined herein are defined in the Indenture and are used herein as so defined.
24.	INDENTURE TO CONTROL; GOVERNING LAW
     In the case of any conflict between the provisions of this Security and the Indenture, the provisions of the Indenture shall control. This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the Province of Alberta. The Company has submitted to the non-exclusive jurisdiction of any court of the Province of Alberta for purposes of all legal actions and proceedings instituted in connection with the Indenture and the Securities.
The Company will furnish to any Holder, upon written request and without charge, a copy of the Indenture. Requests may be made to: Birch Mountain Resources Ltd., 300, 250 — 6th Avenue S.W., Calgary, Alberta T2P 3H7, Attention: Chief Financial Officer, Facsimile No: (403) 263-9888 Telephone No.: (403) 262-1838.

     SCHEDULE 1
ASSIGNMENT FORM
     To assign this Security, fill in the form below:
      I or we assign and transfer this Security to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and postal code)
and irrevocably appoint

agent to transfer this Security on the books of the Company. The agent may substitute another to act for him or her.

Your signature

Date:
(sign exactly as your name appears on the other side of this Security)

* Signature guaranteed by:
By:

*	The signature must be guaranteed by a Canadian Schedule 1 chartered bank, a major trust company, a member of a recognized stock exchange, a member of an acceptable Medallion Guarantee Program or any other guarantee program acceptable to the Registrar.

SCHEDULE 2
NOTICE OF ELECTION UPON TAX REDEMPTION FORM
     Certificate No. of Security:
     If you elect not to have this Security redeemed by the Company pursuant to Section 3.2 of the Indenture, check the box: ☐
     If you elect to have only part of this Security redeemed by the Company pursuant to Section 3.2 of the Indenture, state the principal amount:
$
(must be in an integral multiple of $1,000)

Your signature
Date:
(sign exactly as your name appears on the other side of this Security)

* Signature guaranteed by:
By:

*	The signature must be guaranteed by a Canadian Schedule 1 chartered bank, a major trust company, a member of a recognized stock exchange, a member of an acceptable Medallion Guarantee Program or any other guarantee program acceptable to the Registrar.

SCHEDULE 3
CONVERSION NOTICE FORM
     To convert this Security into Shares of the Company, check the box:
     To convert only part of this Security, state the principal amount to be converted (must be $1,000 or a integral multiple of $1,000): $
     If you want the stock certificate made out in another person’s name, fill in the form below:

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and postal code)

Your signature

Date:
(Sign exactly as your name appears on the other side of this Security)

* Signature guaranteed by:
By:

*	The signature must be guaranteed by a Canadian Schedule 1 chartered bank, a major trust company, a member of a recognized stock exchange, a member of an acceptable Medallion Guarantee Program or any other guarantee program acceptable to the Registrar.

SCHEDULE 4
CHANGE OF CONTROL PURCHASE NOTICE FORM
To: Birch Mountain Resources Ltd.
     The undersigned registered owner of this Security hereby irrevocably acknowledges receipt of a notice from Birch Mountain Resources Ltd. (the “Company”) as to the occurrence of a Change of Control with respect to the Company and setting forth the terms and conditions of the Company’s offer to purchase all outstanding Securities and accepts such offer and instructs the Company to purchase the entire principal amount of this Security, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Security at the Change of Control Purchase Price, together with accrued and unpaid interest to, but excluding, such date, to the registered Holder hereof.

Dated:
(Signature(s))

* Signature Guaranty
Principal amount to be purchased (in an integral multiple
of $1,000, if less than all):

NOTICE: The signature to the foregoing Election must correspond to the Name as written upon the face of this Security in every particular, without any alteration or change whatsoever.

*	The signature must be guaranteed by a Canadian Schedule 1 chartered bank, a major trust company, a member of an acceptable Medallion Guarantee Program or any other guarantee program acceptable to the Registrar.

SCHEDULE 5
FORM OF CERTIFICATE OF EXCHANGE OR TRANSFER
FOR SECURITIES BEARING A RESTRICTIVE LEGEND

TO:	Birch Mountain Resources Ltd. 300, 250 — 6th Avenue S.W. Calgary, Alberta T2P 3H7
Attention: Chief Financial Officer

— and —

Computershare Trust Company of Canada

as trustee for the 6.0% Convertible Unsecured Subordinated Debentures due 2011 of Birch Mountain Resources Ltd.
Re: 6.0% Convertible Unsecured Subordinated Debentures due 2011
     Reference is hereby made to the Indenture dated as of December 6, 2006, (the “Indenture”), between Birch Mountain Resources Ltd., a corporation duly organized under the laws of Alberta (the “Company”), and Computershare Trust Company of Canada, a trust company organized and existing under the laws of Canada, as Trustee (the “Trustee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
                                             (the “Transferor”) owns and proposes to exchange or transfer (the “Transfer”)                      principal amount of 6.0% Convertible Unsecured Subordinated Debentures due 2011 (the “Securities”) of Birch Mountain Resources Ltd. (the “Company”) held in the form of Restricted Security Certificate No.                                          in the name of the Transferor. The Transferor has requested an exchange or transfer of such Securities for an equivalent Unrestricted Security Certificate. In connection with the Transfer, the Transferor hereby certifies to the Company and Computershare Trust Company of Canada (the “Transfer Agent”) as follows:
     The Transfer to which this declaration relates is being made in reliance on Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the “Securities Act”) and certifies that (a) the Transferor is not an affiliate of the Company (as that term is defined in Rule 405 under the Securities Act), (b) the offer of such securities was not made to a person in the United States and either (1) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believed that the buyer was outside the United States, or (2) the transaction was executed in, on or through the facilities of the Toronto Stock Exchange and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States, (c) neither the

Transferor nor any affiliate of the Transferor nor any person acting on any of their behalf has engaged or will engage in any directed selling efforts in the United States in connection with the offer and sale of such securities, (d) the sale is bona fide and not for the purpose of “washing off” the resale restrictions imposed because the securities are “restricted securities” (as such term is defined in Rule 144(a)(3) under the Securities Act, and (e) the contemplated sale is not a transaction, or part of a series of transactions which, although in technical compliance with Regulation S under the Securities Act, is part of a plan or scheme to evade the registration provisions of the Securities Act. Terms used herein have the meanings given to them by Regulation S under the Securities Act.
     This Certificate and the statements contained herein are made for the benefit of the Company and the Transfer Agent in connection with the Transfer of the Securities contemplated hereby. The Transferor undertakes to inform the Company and the Transfer Agent promptly upon becoming aware of any development or occurrence that would render any of the foregoing representations inaccurate or incomplete prior to the completion of the Transfer.

Dated:
Name of Seller

By:
[Name]
[Title]